EXHIBIT 2.12

THIRD AMENDMENT TO

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

This Third Amendment to Membership Interests Purchase Agreement dated as of November 15, 2013 (this “Amendment”) is among GNLC Holdings, Inc., a Louisiana corporation (“Buyer”), Pinnacle Entertainment, Inc., a Delaware corporation (“Parent”), Ameristar Casino Lake Charles, LLC, a Louisiana limited liability company (the “Company”), and Ameristar Lake Charles Holdings, LLC, a Louisiana limited liability company (the “Member”).

WHEREAS, the Buyer, Parent, the Company and the Member are parties to that certain Membership Interests Purchase Agreement dated as of July 24, 2013 (as amended by those two letter agreements dated September 4, 2013 and September 19, 2013, among the parties hereto, the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Member has agreed to sell the Membership Interests to Buyer, and Buyer has agreed to purchase the Membership Interests from the Member (Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement);

WHEREAS, Exhibit C to the Purchase Agreement contained a term sheet (the “Shared Space Term Sheet”) which embodied the parties’ prior understanding with respect to the right to use and conduct certain activities on the property described in the Shared Space Term Sheet, which was anticipated to include a common club house, common tennis facilities, a restaurant, signage areas and possibly other amenities; and

WHEREAS, after negotiating in good faith with respect to the Shared Space Agreements, each party has concluded that it would be desirable and preferable that the parties not enter into the Shared Space Agreements contemplated by the Shared Space Term Sheet.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

AMENDMENTS TO PURCHASE AGREEMENT

Section 1.1. Amendment to Recitals. The last two recitals to the Purchase Agreement (beginning with “WHEREAS, attached hereto as Exhibit C…” and “WHEREAS, the parties wish to…”) are hereby deleted in their entirety.

Section 1.2. Section 1.5 of Purchase Agreement.

(a)	Clause (x) of Section 1.5(a) of the Purchase Agreement is hereby amended by (I) deleting the term “Shared Space Agreements” and inserting in its place “Reciprocal Access Agreement, the Infrastructure Agreement and the Transitional Services Agreement”, and (II) inserting the following phrase after the word “Parent”: “, provided the Transitional Services Agreement shall be executed by Parent”.

(b)	Section 1.5(a) of the Purchase Agreement is further revised by (I) renumbering clause (xiii) as clause (xiv); (II) deleting the “and” at the end of clause (xii) and (III) adding a new subsection (xiii) after clause (xii) as follows: “(xiii) the documents evidencing the transactions contemplated in Section 6.21; and”

(c)	Clause (iii) of Section 1.5(b) of the Purchase Agreement is hereby amended by deleting the term “Shared Space Agreements” and inserting in its place “Reciprocal Access Agreement, the Infrastructure Agreement and the Transitional Services Agreement.”

Section 1.3. Amendments to Various Sections of Purchase Agreement. The phrase “and the Shared Space” or “or the Shared Space” or “and/or the Shared Space” is hereby deleted anywhere it occurs in the following sections of the Purchase Agreement: Section 1.7 (Excluded Assets); Section 3.5 (Absence of Undisclosed Liabilities); Section 6.1(a) (Access); Section 6.3(a) (Conduct of Business of the Company Prior to the Closing); Section 6.4(f) (Cooperation); Section 6.5(b) (Additional Agreements: Notification of Certain Matters); and Section 6.11(a) (Specified Employees; Non-Solicitation).

Section 1.4. Amendments to Certain Representations and Warranties. The phrase “to certain of the Shared Space Agreements” is hereby deleted and replaced with “of certain of the transactions contemplated by the Reciprocal Access Agreement” in the following sections of the Purchase Agreement: Section 2.2(d)(v) (Authority, Approvals, Enforceability and Consents); Section 3.3(d)(v) (Authority, Approvals, Enforceability and Consents); Section 4.2(e)(v) (Capacity, Enforceability and Consents); and Section 5.2(d)(iv) (Authority, Approvals, Enforceability and Consents).

Section 1.5. Section 3.9(d) of Purchase Agreement. Section 3.9(d) of the Purchase Agreement is hereby amended by deleting the phrase “and the Shared Space Term Sheet” and inserting in its place “, the Infrastructure Agreement and the Reciprocal Access Agreement”.

Section 1.6. Section 3.9(h) of Purchase Agreement. Section 3.9(h) of the Purchase Agreement is hereby amended by adding “and the Reciprocal Access Agreement” immediately following the phrase “the Settlement Agreement”.

Section 1.7. Section 6.18 of Purchase Agreement.

(a)	Section 6.18 of the Purchase Agreement is hereby amended by deleting the phrase “Shared Space” each time that it occurs, and inserting in its place in each case the phrase “Common Area”.

(b)	The last sentence of Section 6.18 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“The Drainage Servitude will also include consents by the Company and PNK (LAKE CHARLES), L.L.C., in their respective capacities as lessees of a portion of the Festival Grounds, to the granting of the Drainage Servitude on, over, under or across the portion of the Festival Grounds leased by each such party and a subordination of each such party’s respective lease of a portion of the Festival Grounds to the Drainage Servitude.”

Section 1.8. Section 6.21 of Purchase Agreement. Section 6.21 of the Purchase Agreement (Contribution of Trademarks to Management Company) is hereby deleted in its entirety and replaced with the following:

“Section 6.21 Contribution of Certain Trademarks to the Company. At or prior to Closing, Parent and its Affiliates shall contribute to the Company any names, service marks, trademarks, trade names, domain names and other intellectual property owned by them associated with the brand ‘Mojito Pointe.’”

Section 1.9. Section 6.22 of Purchase Agreement. Section 6.22 of the Purchase Agreement (Negotiation of the Shared Space Agreements) is hereby deleted in its entirety.

Section 1.10. Section 6.24 of Purchase Agreement. Section 6.24 of the Purchase Agreement is hereby amended by inserting the phrase “(or, at Parent’s option, the Company)” (a) immediately following the phrase “(i) Parent shall assign to Buyer” and (b) immediately following “(ii) Buyer”.

Section 1.11. Section 6.31 of Purchase Agreement. A new Section 6.31 is hereby inserted into the Purchase Agreement, which shall read as follows:

“Section 6.31 Reimbursement Of Certain Costs. Following the Closing, upon request of Parent, Buyer shall promptly pay and reimburse Parent for one-half of all out-of-pocket costs paid by Parent or its Affiliates to third parties (including costs incurred to Marnell and Meyer & Associates), whenever incurred, including during all periods prior to the date Parent owned the Member and the Company, related to the planning, development or design of the property that was previously contemplated to be shared by PNK (Lake Charles), L.L.C. and the Company (including fees related to driving ranges, golf course changes, clubhouses, improvements, etc.).”

Section 1.12. Section 7.2 of Purchase Agreement. Section 7.2 of the Purchase Agreement is hereby amended by deleting “(i)” and by deleting “, and (ii) certain of the Shared Space Agreements”.

Section 1.13. Section 7.5 of Purchase Agreement. Section 7.5 of the Purchase Agreement (Shared Space Agreements) is hereby deleted in its entirety.

Section 1.14. Section 8.2 of Purchase Agreement. Section 8.2 of the Purchase Agreement is hereby amended by deleting “(i)” and by deleting “, and (ii) certain of the Shared Space Agreements”.

Section 1.15. Section 8.6 of Purchase Agreement. Section 8.6 of the Purchase Agreement (Shared Space Agreements) is hereby deleted in its entirety.

Section 1.16. Section 10.2 of Purchase Agreement. Section 10.2(a) of the Purchase Agreement is hereby amended by (I) deleting the word “or” after the end of clause (iii), (II) deleting “;” following clause (iv) and inserting in its place “; or” , and (III) adding the following as a new clause (v): “claims from third parties related to non-payment of any Member Costs that were included in the calculation of the Purchase Price;”

Section 1.17. Amendments to Exhibit A to Purchase Agreement.

(a)	The definition of “Budget” is hereby amended by (i) deleting “(a)” and (ii) by deleting “, and (b) the budget for the design, development and construction of the Shared Space as approved and agreed by Parent and Buyer from time to time (but Buyer’s portion of such Shared Space budget will not exceed $10,000,000 unless otherwise agreed by Buyer)”.

(b)	The definition of “Ordinary Course” is hereby amended by deleting the phrase “and the Shared Space”.

(c)	The definition of “Transaction Document” is hereby amended by deleting the phrase “Shared Space Agreements” and inserting in its place “Reciprocal Access Agreement, the Infrastructure Agreement, the Transitional Services Agreement”.

(d)	The following definitions are added in alphabetical order to Exhibit A:

“‘Common Area’ shall have the meaning set forth in the Reciprocal Access Agreement.”

“‘Festival Grounds’ shall mean the property known as the Festival Grounds as referenced in the Settlement Agreement.”

“‘Infrastructure Agreement’ shall mean the Infrastructure Agreement substantially in the form of Exhibit E hereto.”

“‘Reciprocal Access Agreement’ shall mean the Reciprocal Access Agreement substantially in the form of Exhibit C hereto.”

“‘Transitional Services Agreement’ shall mean the Transitional Services Agreement substantially in the form of Exhibit F hereto.”

Section 1.18. Exhibit C to Purchase Agreement. Exhibit C to the Purchase Agreement, the “Shared Space Term Sheet,” is hereby deleted in its entirety and replaced with the “Reciprocal Access Agreement,” which is attached as Attachment A to this Amendment.

Section 1.19. Exhibit E to Purchase Agreement. The “Infrastructure Agreement” included as Attachment B to this Amendment is hereby added as Exhibit E to the Purchase Agreement.

Section 1.20. Exhibit F to Purchase Agreement. The Transitional Services Agreement included as Attachment C to this Amendment is hereby added as Exhibit F to the Purchase Agreement.

Section 1.21. Amendments to Schedules to Purchase Agreement.

(a)	Schedule 3.9(g). Section 2 of Schedule 3.9(g) to the Purchase Agreement is hereby deleted in its entirety and replaced with the following language: “2. See Infrastructure Agreement.”

(b)	Schedule 3.10. Schedule 3.10 to the Purchase Agreement is hereby amended by (i) deleting the language of the asterisked footnote (which begins with the words “Pursuant to Section 6.21 of the Agreement . . . “) in its entirety and replacing it with the following:

“Pursuant to Section 6.21 of the Agreement, at or prior to Closing, Parent and its Affiliates shall contribute to the Company any names, service marks, trademarks, trade names, domain names and other intellectual property owned by them associated with the brand ‘Mojito Pointe.’”

(c)	Schedule 6.16-Map (Potential Area for Parent Additional Property or Buyer Additional Property). The map attached to Schedule 6.16-Map (Potential Area for Parent Additional Property or Buyer Additional Property) is hereby deleted in its entirety and replaced with the map attached as Attachment D to this Amendment.

ARTICLE II.

MISCELLANEOUS

Section 2.1. Effect of Amendment. This Amendment shall amend the Purchase Agreement on and as of the effective date hereof, and the Purchase Agreement shall remain in fully force and effect, as amended hereby, from and after such effective date in accordance with its terms.

Section 2.2. Entire Agreement. The Purchase Agreement, this Amendment, the Confidentiality Agreements and the other Transaction Documents (including the Schedules and Exhibits thereto) embody the entire agreement and understanding of the parties and their respective Affiliates with respect to the transactions contemplated hereby and thereby and merge in, supersede and cancel all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth in the Purchase Agreement, this Amendment, the Confidentiality Agreements and the other Transaction Documents.

Section 2.3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 2.3.

Section 2.4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA THAT APPLY TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE.

[The next page is the signature page]

SIGNATURE PAGE TO THIRD AMENDMENT

TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

The parties hereto have caused this Third Amendment to Membership Interests Purchase Agreement to be executed as of the date first written above.

GNLC HOLDINGS, INC., Buyer

By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal, Vice President

PINNACLE ENTERTAINMENT, INC., Parent

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

AMERISTAR LAKE CHARLES HOLDINGS, LLC, the Member

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez,
Sole Manager

AMERISTAR CASINO LAKE CHARLES, LLC, the Company

By:	Ameristar Lake Charles Holdings, LLC, Its Managing Member

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

ATTACHMENT A

Reciprocal Access Agreement

(New Exhibit C to Purchase Agreement)

EXHIBIT C TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

RECIPROCAL ACCESS AGREEMENT

THIS RECIPROCAL ACCESS AGREEMENT (this “Agreement”) is made this      day of                     , 2013, by and among PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (“PNK”), whose mailing address is c/o Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, Attention: General Counsel, represented herein by its duly authorized representative, and Ameristar Casino Lake Charles, LLC (f/k/a Creative Casino of Louisiana, L.L.C.), a Louisiana limited liability company (“GNLC”, and together with PNK, collectively the “Declarants”), whose mailing address is GNLC Holdings, Inc., c/o Landry’s Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, represented herein by its duly authorized representative.

W I T N E S S E T H:

WHEREAS, PNK owns the L’Auberge Casino Resort, located in Lake Charles, Louisiana (“L’Auberge Resort”);

WHEREAS, PNK leases from the Lake Charles Harbor and Terminal District (the “Ground Lessor”) the real property underlying the L’Auberge Resort;

WHEREAS, GNLC owns and is constructing a casino resort (“GNLC Resort”) on land adjacent to the L’Auberge Resort (each of the L’Auberge Resort and the GNLC Resort shall be referred to individually as a “Resort” and collectively as the “Resorts”);

WHEREAS, GNLC leases from the Ground Lessor the real property underlying the GNLC Resort;

WHEREAS, it is contemplated that PNK will lease from the Ground Lessor (pursuant to an amendment to PNK’s existing lease with the Ground Lessor or otherwise) those certain tracts or parcels of real property located in Calcasieu Parish, Louisiana that were part of the “Festival Grounds” area referenced in the Settlement Agreement (as defined herein), more particularly described as “Additional L’Auberge Common Area to Include Parking” and “South of Common Area L’Auberge Lease” on Schedule 1 attached hereto and incorporated herein by this reference (collectively, the “PNK Tract”), which PNK Tract is located between the L’Auberge Resort and the GNLC Resort;

WHEREAS, it is contemplated that GNLC will lease from the Ground Lessor (pursuant to an amendment to GNLC’s existing lease with the Ground Lessor or otherwise) those certain tracts or parcels of real property located in Calcasieu Parish, Louisiana that were part of the “Festival Grounds” area referenced in the Settlement Agreement, more particularly described as “Additional Golden Nugget Common Area to Include Parking” and “South of Common Area Golden Nugget Lease” on Schedule 1 attached hereto and incorporated herein by this reference (collectively, the “GNLC Tract”), which GNLC Tract is located between the L’Auberge Resort and the GNLC Resort;

WHEREAS, the Declarants desire to establish the restrictions, rights and rights of use hereinafter set forth in order to create a consistent development that benefits both Resorts and provides for reciprocal parking for guests of the Resorts and convenient access and transportation between the Resorts. As a result, the Declarants desire to provide such restrictions, rights and rights of use on a portion of each of their respective leased property referred to herein as the “Common Area”, which Common Area consists collectively of the areas described as “L’Auberge Common Area to Include Parking,” “Golden Nugget Common Area to Include Parking,” “Additional L’Auberge Common Area to Include Parking” and “Additional Golden Nugget Common Area to Include Parking” on Schedule 1 attached hereto (although the inclusion of the roadway(s) in such schedule is for illustrative purposes only and the Declarants must reach mutual agreement as to whether to include roadway(s) and a pedestrian sidewalk and their placement within the Common Area); and

WHEREAS, this Agreement and the leases of the PNK Tract and the GNLC Tract contemplated hereby are intended to serve the purpose of satisfying all requirements relating to the “Joint Lease” set forth in Section 2 of that certain Settlement Agreement dated as of April 22, 2011 among Ground Lessor, PNK, GNLC and certain other parties and the related Act of Exchange recorded in the Clerk of Court’s office for Calcasieu Parish, Louisiana on October 25, 2011 (the “Settlement Agreement”).

NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom and for other good and valuable consideration each to the other given, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

Section 1. Participation. The Declarants mutually believe that the development of the Common Area as contemplated by this Agreement, and the capital expenditures commitment required to do so, can only be accomplished in a satisfactory manner if the entire Common Area is subjected to a common, cohesive master plan for its development and operations serving both Resorts equally and without regard to the identity of the different fee owners or lessees of land located in the Common Area, as applicable. GNLC, having been apprised of PNK’s vision for the development of the PNK Tract in the Common Area, and PNK, having been apprised of GNLC’s vision of the development of the GNLC Tract in the Common Area, have determined that their best interests are served by entering into this Agreement. Each Declarant agrees to use its reasonable good faith efforts to negotiate, execute and effectuate one or more leases of the PNK Tract or GNLC Tract, as applicable, from the Ground Lessor as soon as reasonably possible.

Section 2. Improvements. The Declarants agree to cooperate and work together in good faith to cause and obtain the design, budgeting, development, implementation, permitting, plans, renderings, elevations, construction, and the like (the “Construction”) of the improvements listed on Schedule 2 attached hereto (collectively, the “Improvements”) on the Common Area for the equal benefit of and to promote each Resort, in locations and according to a schedule to be reasonably agreed upon between the Declarants; provided that the Declarants shall use commercially reasonable efforts to complete final construction of the initial Improvements, including all punch-list items, on or before the later of (i) the opening to the public of the GNLC Resort and (ii) July 20, 2014. The Declarants agree that the Improvements shall be consistent

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with the standards of first class casino and hotel resorts and consistent with all final plans and specifications agreed upon by the Declarants. Without the mutual consent of each Declarant, no other improvements shall be constructed or maintained on any portion of the Common Area other than the Improvements. Neither the Improvements nor the Common Area as a whole shall promote one Resort more than the other Resort and the Declarants shall establish and operate the Improvements such that the Improvements serve the customers and patrons of both Resorts equally.

Section 3. Construction of the Improvements. The Declarants shall agree upon the engagement of all professionals and contractors responsible for Constructing the Improvements. The Declarants shall cooperate and work together in good faith to coordinate and designate the Declarant responsible for contracting for and either directly funding (subject to the reimbursement described below) or jointly funding the Construction of each Improvement (the “Contracting Party”), and it is contemplated hereby that either PNK, GNLC or one of their affiliates, may be the Contracting Party with respect to the Construction of various Improvements, unless the Declarants agree to jointly be the Contracting Party. No Declarant shall be permitted to enter into any contract or agreement for the Construction of any portion of the Improvements on the Common Area or shall be deemed to be the Contracting Party without the express consent of the other Declarant.

Section 4. Grant of Rights of Use.

(a) Each Declarant hereby grants to the other Declarant, and their respective successors and assigns, for the use by the other Declarant as well as any customer, guest, patron, employee or other invitee to the Resorts, the right to use, for pedestrian and vehicular access, ingress, egress and use, including a trolley or other similar transportation (the “Trolley”) vehicle that will transport customers, guests, patrons and other invitees from one Resort to the other, the portions of the Common Area that by mutual agreement of the parties may be designated for pedestrian or vehicular use, as applicable. The Declarants agree that, notwithstanding the depiction on Schedule 1 of the roadway(s) and a sidewalk for automobile, Trolley and pedestrian access, ingress and egress to and between the Resorts, the inclusion of such roadway(s) and sidewalk shown on Schedule 1 is for illustrative purposes and the decision whether to build a roadway(s) and a sidewalk in the Common Area, the decision to build a separate roadway for the Trolley and/or sidewalk, and the actual placement of such roadway(s) and sidewalk shall be determined by mutual agreement of the Declarants; provided, however, that the placement of such roadway(s) and sidewalk on a Declarant’s leased property outside the Common Area (including the point(s) at which such roadway(s) and sidewalk intersect the roadways of each Resort) shall be determined in the sole discretion by such Declarant with respect to its leased property outside the Common Area. The rights granted in this subsection (a) shall include the right for each Declarant to have access to the Common Area to construct, maintain, and repair the Common Area in accordance with the terms of this Agreement.

(b) Each Declarant hereto hereby grants to the other Declarant hereto, and their respective successors and assigns, for the use by the other Declarant as well as any customer, guest, patron or employee or other invitee (except employees and invitees as may be limited below) to the Resorts, the right to use, for vehicular ingress, egress, access, and parking, any and all parking areas which may exist from time to time within the Improvements located on

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the Common Area; provided, however, that each Declarant shall have the right to designate (subject to the limitation on use during an event described below) that 20% of the total parking spaces in the Common Area parking lot (which spaces shall be located on the Declarant’s leased portion of the Common Area parking lot nearest to its Resort) be for the exclusive use by the customers, guests, patrons, employees or other invitees of such Declarant’s Resort (collectively, the “Parking Right of Use”). In no event shall any party be permitted to charge parking fees on any parking areas located within the Improvements located on the Common Area without the express written consent of both Declarants. Notwithstanding the foregoing, the Parking Right of Use shall not be for use by (w) employees of a Resort during an event to be held at or near the other Resort to the extent such event is specified in a written notice to the Declarant owner of such Resort from the Declarant owner of the other Resort given at least fourteen (14) calendar days prior to such event that such parking lot is anticipated to be needed for such event (by way of example, such events may include concerts, pool parties or boating activities), (x) contractors of the Resorts, (y) invitees of the Resorts whose primary purpose for visiting a Resort is to deliver goods, materials, supplies and equipment or perform services or (z) tradesmen, vendors or delivery personnel. The Declarants hereby agree that any Declarant making use of any parking spaces in connection with an event described in the foregoing sentence shall promptly after such event return and restore such parking spaces to the condition they existed prior to such event, including any and all clean-up of trash, debris, or temporary structures erected on such parking spaces for such event. The Declarants agree to discuss and consult with one another regarding, and attempt to resolve in good faith, on a quarterly basis the actual number of parking spaces in the Common Area parking lot that are needed by the guests of the Resort hosting such events and the actual percentage of the total parking spaces in the Common Area parking lot needed to designated for exclusive use by the customers, guests, patrons, employees or other invitees of a Declarant’s Resort.

(c) Each Declarant hereby grants to the other and their respective successors and assigns, a temporary right to use all of the Common Area for purposes of access to, and ingress and egress from, such other party’s portion of the Common Area to the extent reasonably necessary to deliver goods, materials, supplies, and equipment in connection with Special Events (as defined below) or the Construction of Improvements or to otherwise perform such Declarant’s duties under this Agreement.

(d) Each Declarant hereby grants to the other Declarant, and their respective successors and assigns, the right to construct all landscaped areas and all green space within the Common Area that the Declarants may mutually agree shall be constructed. The rights granted in this subsection (d) shall include the right for each Declarant to have access to the Common Area to construct, maintain, and repair the Common Area in accordance with the terms of this Agreement.

(e) The Declarants shall have a nonexclusive right to use three feet (3’) in width along the boundary lines of the Common Area for the purpose of installing, constructing, operating, maintaining and replacing wires, lines, conduits, pipes and similar utility facilities for the benefit of the Common Area or, to the extent reasonably necessary, the respective Resorts, or such other utility rights of way as may be otherwise agreed by the Declarants.

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(f) Except to the extent necessary in order to make repairs or in connection with Construction of the Improvements, neither Declarant shall shut, fence, gate or otherwise close any portion of its Common Area, nor shall either Declarant otherwise hinder or impede the use of the Common Area by the other party or by any customer, guest, patron, employee or other invitee to either Resort, subject to the limitations described in this Agreement. In addition, except to the extent necessary in order to make repairs or in connection with Construction of the Improvements, neither Declarant shall at any time obstruct or impede access between such Declarant’s Resort and the Common Area at the access points between such Declarant’s Resort and the Common Area which exist from time to time, subject to the limitations described in this Agreement.

(g) Notwithstanding the granting of any rights by either Declarant pursuant to this Agreement, in no event shall either Declarant be obligated to grant to any party, including the other Declarant, any rights, benefits or rights of use in, under or to any real property other than the Common Area, and it is not the intent of either Declarant to grant any rights in, to or under its Resort or its respective lease with the Ground Lessor underlying such Resort, except with respect to the Common Area, unless otherwise set forth in any other agreement between the Declarants.

Section 5. Maintenance and Repair. Except in connection with Construction and except as otherwise expressly set forth herein, each respective Declarant shall be solely responsible for the repair and maintenance of the portion of its Common Area, including all costs associated therewith (including lease payments and property tax payments). The repairs and maintenance to be undertaken and performed pursuant to this Agreement include only such maintenance and repairs as are necessary for the use of the access rights, parking rights and rights of use granted in this Agreement and the maintenance of the Common Area and the Improvements in accordance with the standards provided by this Agreement. Notwithstanding the foregoing, each Declarant shall keep, maintain and repair its portion of the Common Area in a safe, sightly, good and functional condition to the standards of a first class casino and hotel resort. If any Declarant defaults in the performance of its obligations under this Section 5 and the default is not cured within thirty (30) days following delivery of written notice to such defaulting party, then the non-defaulting Declarant shall have the right to (i) to perform such obligation as it relates to maintenance and repairs of the defaulting Declarant’s lease relating to its portion of the Common Area on behalf of the defaulting Declarant, in which event such defaulting Declarant shall reimburse such non-defaulting party for all amounts expended by the non-defaulting party on behalf of the defaulting Declarant, together with interest thereon at the lesser of ten percent (10%) per annum, or the maximum non-usurious amount permitted by law from the date the amounts are expended until the date repaid; and/or (ii) exercise any other rights or remedies available to the non-defaulting Declarant either at law or in equity. Each defaulting Declarant agrees to execute any applications for permits or other documents required by the non-defaulting Declarant in order to perform the obligations of the defaulting Declarant.

Section 6. Costs.

(a) The Declarants agree to share equally in all costs, fees, and expenses (excluding indirect allocable corporate overhead of the Declarants) associated with the Construction of the Improvements on the Common Area that are charged by all agreed-upon

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third parties (collectively, “Construction Costs”); provided that each Declarant shall be solely responsible for, and Construction Costs shall not include, any costs, fees and expenses associated with the operation, maintenance or repair of the Improvements following completion of the Construction of the Improvements, except to the extent same arise in connection with a failure of the Construction of the Improvements to conform to the standards, plans and specifications agreed-upon by the Declarants for such Improvements. Unless the Declarants agree to joint billings, the Declarant responsible for contracting for the Construction services shall bill the other Declarant monthly for fifty percent (50%) of all Construction Costs actually incurred by such Declarant during the preceding month, and such invoiced amounts shall be paid in full within twenty (20) days after a Declarant’s receipt of the invoice, except to the extent disputed by the other Declarant in accordance with subsection (c) below.

(b) Each Declarant shall permit the other or its authorized representatives, upon reasonable notice, at all reasonable times and at such requesting Declarant’s expense, to inspect, copy or audit the records relating to the Construction Costs for the purpose of verifying that the charges for Construction Costs are accurate and in accordance with the terms and conditions of this Agreement.

(c) In the event that a Declarant disputes any invoice regarding Construction Costs, such Declarant shall deliver a written statement describing the dispute to the other Declarant within twenty (20) days following receipt by the disputing Declarant of the disputed invoice. The statement shall provide a reasonably detailed description of the disputed items. Upon delivery of the written statement, the Declarants shall cooperate and negotiate in good faith and use commercially reasonable efforts to resolve such disputed charges. If the Declarants are unable to resolve such disputed charges within fifteen (15) days of delivery of the written statement, the disputing Declarant may elect, by written notice to the other within ten (10) days following the end of such fifteen (15) day period, to engage an independent accounting firm to be jointly selected by the Declarants, to review all supporting information of either Declarant, as applicable, as may be reasonably requested by such independent accounting firm to determine the correctness of the disputed charges. Each Declarant shall give the independent accounting firm reasonable access at all reasonable times to the books and records, employees and independent contractors of such Declarant responsible for providing or supervising the Construction Costs that are the subject of the dispute. The independent accounting firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of its selection and, in any case, as promptly as practicable after its selection. The determination of the independent accounting firm shall be conclusive and binding on the Declarants. Either Declarant shall promptly pay such amount awarded to the other by the independent accounting firm, if any. The fees and expenses of the independent accounting firm shall be paid (i) by GNLC if the amount that is successfully disputed by PNK (based on the final determination of the independent accounting firm) is greater than 50% of the total amount disputed by PNK, (ii) by PNK if the amount that is successfully disputed by GNLC (based on the final determination of the independent accounting firm) is greater than 50% of the total amount disputed by GNLC, or (iii) otherwise, by the applicable disputing Declarant.

Section 7. Use. The rights of use granted in this Agreement shall be for the mutual use and benefit only of each Declarant and their respective invitees, licensees, tenants, lessees, customers, patrons, employees and visitors (except as may be limited with respect to the Parking

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Right of Use), and each party hereto hereby reserves for itself and its successors and assigns, and for its respective invitees, licensees, tenants, lessees, customers, patrons, employees and visitors (except as may be limited with respect to the Parking Right of Use), the full, free, uninterrupted and nonexclusive use, liberty, privilege and right to use the rights of use granted in this Agreement.

Section 8. No Public Dedication. Nothing contained in this Agreement shall be deemed to be a dedication of any portion of the Common Area to the general public, or for the general public, or for any public use or purpose whatsoever, it being the intention of the parties that the rights of use granted in this Agreement will be strictly limited to and for the purposes herein expressed. Notwithstanding anything to the contrary contained herein, each Declarant shall have the right to temporarily block all or a portion of the right of use area created hereby to the minimum extent necessary to prevent a dedication thereof to the public or to prevent the accrual of prescriptive rights thereto.

Section 9. Payment of Taxes and Assessments. Each Declarant shall ensure that, prior to delinquency, all ad valorem taxes and assessments on or against their respective portion of the Common Area which would be secured by a lien upon such tract if not duly paid are paid, and shall, promptly upon request of another Declarant, furnish upon request to such other Declarant tax receipts evidencing such payment. Notwithstanding the foregoing, any Declarant, if such Declarant shall so desire, may contest the validity or amount of any ad valorem taxes assessed against such tract and/or against improvements thereon, by appropriate proceedings diligently conducted in good faith, in which event the Declarant so contesting may defer payment thereof during the pendency of such contest; provided, however, nothing herein contained shall be construed to allow such tract or any portion thereof to be sold by any governmental authority or a lien with respect thereto foreclosed for the non-payment of such taxes.

Section 10. Leases. Each Declarant hereby covenants and agrees to (i) promptly perform all of its respective obligations under such Declarant’s lease of its portion of the Common Area to maintain, repair and restore its respective portion of the Common Area and (ii) not permit to occur or persist any conditions or circumstances within such Declarant’s control that result in an event of default by such Declarant under such Declarant’s lease of its portion of the Common Area. If any Declarant defaults in the performance of its obligations under this Section 10 and the default is not cured within thirty (30) days following delivery of written notice to such defaulting party, then the non-defaulting Declarant shall have the right to (i) to perform such obligation as it relates to the maintenance, repair and restoration of the portion of the defaulting Declarant’s lease relating to its portion of the Common Area on behalf of the defaulting Declarant, in which event such defaulting Declarant shall reimburse such non-defaulting party for all amounts expended by the non-defaulting party on behalf of the defaulting Declarant, together with interest thereon at the lesser of ten percent (10%) per annum, or the maximum non-usurious amount permitted by law from the date the amounts are expended until the date repaid; and/or (ii) exercise any other rights or remedies available to the non-defaulting Declarant either at law or in equity.

Section 11. Acquisition of Predial Servitudes from Ground Lessor. Declarants hereby agree to use all commercially reasonable efforts to obtain from the Ground Lessor one or more

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predial servitudes (i) of passage over those certain tracts located within the PNK Tract, the GNLC Tract, the Common Area and the adjacent properties leased by PNK and GNLC from Ground Lessor which will be used for vehicular access to the public road, and (ii) of drainage over those certain tracts located within the PNK Tract, the GNLC Tract and the Common Area which will be used for drainage with respect to each Declarant’s Resort, as described in Section 28 below. Declarants shall not be in breach of this covenant if, despite the use of such commercially reasonable efforts, such servitude or servitudes cannot be obtained from the Ground Lessor. Declarants agree to intervene or otherwise consent to such servitude or servitudes, and agree to subordinate their respective leasehold interest to such servitude or servitudes.

Section 12. Condemnation. In the event of an eminent domain taking of all or any portion of the Common Area burdened by a right of use set forth herein, the eminent domain award made with respect to such taking (whether as compensation for the portion thereof taken, or as severance damages, and whether made with respect to the rights of use herein created or with respect to the servient fee estate) shall belong solely to the Declarant leasing the tract burdened by such right of use so taken (or such Declarant’s mortgagee, if applicable). The owners of the rights of use herein created shall not be entitled to any award made with respect to the Common Area so taken if the effect thereof would be to diminish the amount of the award made to the Declarant leasing such tract so burdened by such right of use area. The foregoing shall not, however, prevent any Declarant from asserting a claim for damages to the tract which is benefitted by such right of use area (even though no portion of such tract is taken) by reason of the eminent domain taking of the whole or any part of such right of use area, to the extent that such damages may be awarded and paid by the taking authority in recognition of reduced access, loss of business or similar consequences; provided, that in any case as aforesaid, the award paid to such Declarant leasing the tract benefitted by such right of use area does not diminish the award paid to the Declarant leasing the tract burdened by such right of use area. The term “eminent domain taking” includes a voluntary conveyance made under threat of or in anticipation of an involuntary eminent domain taking.

Section 13. Encumbrances. This Agreement and the rights of use granted and created herein are made and accepted by the parties hereto subject to all valid and subsisting encumbrances, conditions, covenants, restrictions, reservations, exceptions, rights-of-way and easements presently of record or visible on the ground that a true and correct survey would disclose, affecting the Common Area, including any and all building and zoning ordinances, laws, regulations, and restrictions of any municipal and other governmental authority applicable thereto. Notwithstanding the foregoing, each Declarant shall use its commercially reasonable efforts to seek to have any existing mortgagee of its portion of the Common Area join in this Agreement to evidence its subordination to the rights and obligations set forth herein, but such Declarant shall not be in breach of this covenant if, despite the use of such commercially reasonable efforts, such existing mortgagee does not so execute a joinder evidencing its subordination.

Section 14. Term; Amendment. The term of this Agreement shall begin on the date first set forth above and shall continue for a period of 99 years thereafter. However, this Agreement shall terminate prior to the expiration of the term if either the L’Auberge Resort (or its successor casino resort in its place) or the GNLC Resort (or its successor casino resort in its

9

place) no longer operates as a casino resort for a period of six (6) months for any reason other than (x) remodeling or (y) renovating or rebuilding as a result of a fire, flood or other casualty. Upon termination, each Declarant agrees to execute such instruments as are reasonably requested by the other Declarant to release such Declarant’s portion of the Common Area from the provisions of this Agreement. This Agreement may be amended only by an agreement in writing executed and delivered by both Declarants or their then successors or assigns.

Section 15. Enforcement.

(a) Except as otherwise provided in this Agreement with respect to Construction of the Improvements, enforcement of this Agreement shall be by proceedings at law or in equity against any person or persons violating or attempting to violate any provisions hereof, either to restrain or prevent such violation or proposed violation by an injunction, either prohibitive or mandatory, or to obtain any other relief authorized by law. Such enforcement may be by the Declarants (or any one or more of them) or any tenant of all or any part of the Common Area. In addition to any other remedies and rights provided herein or at law or in equity, in the event of any violation or attempted or threatened violation by any Declarant on a portion of the Common Area of any obligation of such Declarant under this Agreement, any other Declarant shall be entitled to injunctive relief mandating compliance and may obtain a decree specifically enforcing the performance of such obligation. Declarants do hereby acknowledge and stipulate the inadequacy of legal remedies and the irreparable harm which would be caused by any such breach. Any costs and expenses of any proceeding seeking to enforce compliance with the terms of this Agreement shall be paid by the defaulting Declarant. The prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and expenses.

(b) EACH DECLARANT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH DECLARANT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER DECLARANT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER DECLARANT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(b).

(c) NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS AGREEMENT, NO DECLARANT SHALL HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, INCLUDING LOST INCOME, LOST REVENUE, LOST PROFITS, DIMINUTION IN VALUE, DAMAGES BASED ON ANY TYPE OF MULTIPLE, OR DAMAGES FOR LOSS OF GOOD WILL, WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY.

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Section 16. Indemnity and Insurance.

(a) Indemnity. Each Declarant (an “Indemnifying Party”) shall indemnify and hold harmless the other Declarant and such other Declarant’s Affiliates and their respective agents, officers, directors, members, managers, partners, shareholders, employees and advisors (collectively, a “Non-Indemnifying Party”) against all liability, expenses (including reasonable attorneys’ fees), claims, actions, damages and losses (“Claims”) incurred by the Non-Indemnifying Party as a result of: (i) failure by the Indemnifying Party to perform any covenant or agreement required to be performed by the Indemnifying Party hereunder; (ii) any accident, injury or damage which shall happen in or about that portion of any right of use area created hereby located on the Indemnifying Party’s portion of the Shared Property unless caused by or resulting from the gross negligence or willful misconduct of the Non-Indemnifying Party or of its agents, tenants, invitees, servants, or employees; (iii) any accident, injury, or damage which shall happen in or about that portion of any right of use area created hereby located on the Non-Indemnifying Party’s portion of the Shared Property and caused by the gross negligence or willful misconduct of the Indemnifying Party; (iv) any failure of the Indemnifying Party to comply with any requirements of any governmental authority; or (v) any mechanics’ or materialmen’s lien (or similar lien) against the Common Area arising out of work authorized by the Indemnifying Party except if the lien arises by reason of the Non-Indemnifying Party’s non-payment. The provisions of this paragraph shall survive the termination of this Agreement with respect to any claims or occurrences which would give rise to an obligation to indemnify under this paragraph and which accrued, arose or pertain to events prior to the date of the termination of this Agreement. Notwithstanding the foregoing, in the event that one Declarant conducts a Special Event on the Common Area (without the participation of the other Declarant, as hereinafter described), the above terms and provisions of this Section shall not apply and the Declarant conducting the Special Event shall indemnify and hold harmless the other Declarant against all Claims arising in connection with such Special Event, except to the extent of the gross negligence or willful misconduct of the non-participating Declarant or of the non-participating Declarant’s agents, tenants, invitees, servants, or employees.

(b) Insurance. Each Declarant shall maintain, with financially responsible insurance carriers authorized to do business in Louisiana, the following insurance coverages with respect to the portion of the Common Area owned or leased by such Declarant: commercial general liability insurance policy in the minimum amount of $5,000,000 combined single limit bodily injury and property damage per occurrence (with reasonable deductibles). Each Declarant shall also maintain property insurance or shall self-insure the Improvements on its portion of the Shared Property. The loss payee on all property insurance shall be the Declarant obtaining the coverage or its lender; a Declarant shall have no right, title or interest in the proceeds payable under the property insurance maintained by the other Declarant. Each Declarant shall require that all insurance policies obtained by such Declarant contain waivers of subrogation rights in favor of the other for all claims on account of all matters insured thereby. Each Declarant shall cause the other Declarant to be listed on the insurance policy as additional insureds on such general liability insurance policy with respect to the portion of the Common Area owned or leased by such Declarant.

Section 17. Dispute Resolution. In the event that any Declarant has a disagreement or dispute with the other Declarant relating to Construction (but excluding (i) any matters that are

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subject to mutual agreement of the Declarants or the consent of a Declarant, including without limitation whether roadway(s) will be built in the Common Area, whether a separate roadway will be built for the Trolley and/or pedestrian sidewalk, and the placement of such roadway(s) and sidewalk and (ii) any disagreements or disputes relating to Construction Costs) or Special Events (each, a “Fast-Tract Dispute”), the Declarant who has such Fast-Tract Dispute with the other Declarant shall give the other Declarant a notice of the basis for such Fast-Tract Dispute and the Declarant to whom such notice is given shall have ten (10) days to correct the matter that is the subject of the Fast-Tract Dispute. In the event such matter is not corrected within such 10-day period, the Declarants shall attempt in good faith to settle and resolve such Fast-Tract Dispute by mutual agreement in accordance with the terms set out herein. Within ten (10) days after delivery of a notice by one Declarant to the other Declarant indicating that a Fast-Tract Dispute has not been corrected to the satisfaction of the complaining Declarant, the Declarants shall meet at a mutually agreed time and place to attempt, with diligence and good faith, to resolve and settle such Fast-Tract Dispute. Should a mutual resolution and settlement not be obtained within ten (10) days after the meeting for such purpose, or such longer period as the Declarants may mutually agree upon, then any Declarant may by notice to the other Declarant and as a precondition to submitting the Fast-Tract Dispute to arbitration as set out herein attempt in good faith to settle and resolve the Fast-Tract Dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules. The mediator appointed to conduct the mediation must meet the qualifications for the arbitrator set out in Section 2 of Exhibit A hereto. Should a resolution not be reached pursuant to mediation within ten (10) days after the appointment of such mediator, then any Declarant by notice to the other Declarants may submit the Fast-Tract Dispute to arbitration in accordance with the provisions set out herein and in Exhibit A attached hereto. Each Declarant hereby agrees that any Fast-Tract Dispute which is not resolved pursuant to mutual agreement and/or mediation in accordance with the provisions set out above shall be submitted to binding arbitration hereunder and shall be resolved exclusively and finally through such binding arbitration. This Section 17 and Exhibit A constitute, and hereby are, a written agreement by the Declarants to submit to arbitration any Fast-Tract Dispute within the meaning of any applicable law. In the event that a Fast-Tract Dispute requires emergency relief before the matter may be resolved under the arbitration procedures attached hereto, notwithstanding that any court of competent jurisdiction may enter an order providing for injunctive or other form of ancillary relief, the Declarants expressly agree that the arbitration procedures will still govern the resolution of the Fast-Tract Dispute. All Fast-Tract Disputes that a Declarant desires to have resolved pursuant to arbitration shall be resolved by Fast-Track Arbitration (as defined on Exhibit A). Notwithstanding the right of any Declarant to exercise any remedies provided to it in this Agreement as a result of an event of default by any other Declarant, in the event that there is an action or proceeding under this Section 17 pending or commenced between or among the Declarants with respect to the particular event of default, no Declarant may exercise any of its remedies as provided in this Agreement until a final non-appealable judgment or award, as the case may be, is entered with respect to such action or proceeding.

Section 18. Further Assurances; Estoppels. The parties hereto agree to execute such other and further documents and instruments as are or may become necessary or convenient to effectuate and carry out the objectives of this Agreement, including documents reasonably requested by a Declarant’s lender. At the reasonable request of either party, the other party hereto shall execute either an estoppel certificate or a three-party agreement among the

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Declarants and any third party dealing with either party certifying to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require in connection with the business dealings of either party and such third party. Neither party shall be obligated to execute any such certificate to the extent it modifies any provision of this Agreement.

Section 19. Covenants Running With Land. The rights of use, covenants, obligations and restrictions contained in this Agreement shall run with the land, it being the intention of the parties hereto that the Common Area be encumbered with the rights of use, covenants, obligations and restrictions set out in this Agreement insofar as they are applicable to the Common Area. This Agreement shall constitute personal obligations binding on the Declarants and, to the extent applicable, personal and/or predial servitudes under applicable Louisiana law binding on and enforceable by the sublessees or leasehold fee owners, as applicable, of the Common Area and their respective successors and assigns.

Section 20. Notices.

(a) All notices or other communications required or permitted hereunder shall be given in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or e-mail (or like transmission) with confirmation of transmission by the transmitting equipment or the recipient or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address, facsimile number or e-mail address set forth below or such other address, facsimile number or e-mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile (or, if delivered or transmitted after normal business hours, on the next business day) or e-mail or like transmission, on the next business day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail:

If to PNK:

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Fax No.: (702) 541-7773

E-mail Address: jgodfrey@pnkmail.com

Attention: General Counsel

with a copy to (not constituting notice):

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Fax No.: (310) 203-7199

E-mail Address: amukhey@irell.com

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Attention: Ashok W. Mukhey

If to GNLC:

GNLC Holdings, Inc.

c/o Landry’s Inc.

1510 West Loop South

Houston, Texas 77027

Fax No.: 713-386-7070

E-mail Address: sscheinthal@ldry.com

Attention: General Counsel

With a copy to (not constituting notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Fax No.: 713-238-7295

E-mail Address: markarnold@andrewskurth.com

Attention: Mark B. Arnold

Section 21. Validity and Governing Law. The invalidity or unenforceability or any one or more of the provisions set forth herein or any part or parts of any such provisions in any instance or as applied to any particular situation shall in no way affect or invalidate any other provision or other parts of such provisions or the application thereof to other circumstances, but, to the contrary, all provisions herein contained shall remain in force and effect during the term herein specified to the full extent and to all circumstances which may be legally enforceable. This Agreement shall be governed, construed and interpreted according to the laws of the State of Louisiana.

Section 22. Waiver. No failure of any party to exercise any power given to such party hereunder, or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof shall constitute a waiver of a party’s right to demand full compliance with the terms hereof.

Section 23. Cumulative Remedies. All rights and remedies set forth in this Agreement are cumulative and shall be deemed to be in addition to any and all other rights and remedies which may exist at law or in equity.

Section 24. Successors and Assigns. Any Declarant acquiring fee title or any person or entity acquiring leasehold or subleasehold title to any portion of the Common Area shall be bound by this Agreement. Such person or entity shall be bound by this Agreement only during the period such person or entity is the fee or leasehold owner of such portion of the Common Area, except as to obligations, liabilities, or responsibilities that accrue during such period. Except as to a successor Declarant leasing all or any portion of the Common Area expressly benefited hereby, neither party’s rights under this Agreement may be assigned or transferred. Notwithstanding the foregoing, (a) this Agreement may be assigned only to an entity that acquires fee or leasehold title to one of the adjacent Resorts and any other assignment shall be

14

strictly forbidden, (b) as a condition to the assignment of this Agreement, the assignee shall assume all obligations of its assignor arising from and after the date of the assignment pursuant to a written agreement that shall be for the benefit of and enforceable by the other Declarant, an original of which is delivered to the other Declarant no later than 10 days after the date of the assignment, and (c) either Declarant is free to encumber its rights and interest in this Agreement without the consent or approval of the other Declarant, provided, however, a foreclosure sale or deed in lieu of foreclosure shall be subject to the restrictions on assignment described in clauses (a) and (b) in this sentence.

Section 25. Jurisdiction. Except with respect to matters addressed in Section 6(c) or Section 17, each Declarant irrevocably agrees that any legal action or proceeding with respect to this Agreement shall be brought and determined exclusively in the U.S. District Court for the District of Nevada or in any Nevada state court in Clark County, Nevada. Each of the Declarants hereby irrevocably submit to the exclusive personal jurisdiction of the aforesaid courts in respect of the interpretation and enforcement of the provisions of this Agreement. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute.

Section 26. Signage. Each Declarant hereby agrees to erect and maintain in good condition reasonable directional signage on such Declarant’s portion of the Common Area for the purposes of providing reasonable notice and direction to all customers, guests, patrons, employees or other invitees to the Resorts with respect to the location of all Improvements and each Resort. Each Declarant agrees that no other signage promoting either Resort shall be permitted on such Declarant’s portion of the Common Area. Each Declarant agrees that no signage indicating that the Common Area parking lot is for employee parking shall be permitted on such Declarant’s portion of the Common Area unless such signage also clearly indicates in equal or greater prominence that such Common Area parking lot is also for guest parking. The parking spaces designated as exclusive to a particular Resort pursuant to Section 4(b) may be designated by appropriate signage (but such signage must be capable of being removed or covered up in connection with an event described in Section 4(b)).

Section 27. Special Events.

(a) Each Declarant shall have the right to conduct special events in the Common Area (“Special Events”); provided that such Declarant obtains the written consent of the other Declarant (which may not be unreasonably withheld, conditioned or delayed) and complies with the following procedures and obligations. Any Declarant intending to conduct a Special Event shall provide written notice (a “Proposal”) to the other Declarant at least thirty (30) days in advance of such Special Event, which written notice shall comply with the notice provisions of Section 20 above and shall describe in reasonable detail the proposed Special Event, including a description of the costs and timeline associated with same. Within ten (10) days after the delivery of a Proposal, the noticed Declarant will notify the proposing Declarant in writing of such noticed Declarant’s consent to or rejection of such Proposal, and all rejections of Proposals shall be given in accordance with the notice provisions of Section 20 (in the case of email or facsimile transmission, if transmission thereof is not confirmed by the transmitting equipment or the recipient, to be followed up promptly within three days with a notice mailed or personally delivered to the mailing address specified in such notice provisions or to the office of

15

the general manager of proposing Declarant’s Resort) and shall be accompanied by a reasonable written description of the reasons for such rejection. A Declarant’s failure to reply to a Proposal with a rejection within such 10-day period as described above shall be deemed to be a consent to the Special Event described by such Proposal.

(b) To the extent a Special Event is permitted to be conducted in accordance with Section 27(a) above, a Declarant that has received a Proposal shall have the right to participate in such Special Event and share equally all costs and expenses associated with the Special Event with the other Declarant. If the noticed Declarant does not elect in writing to participate in the Special Event within ten (10) days after delivery of the Proposal (which election shall be given in accordance with the notice provisions of Section 20 (but in the case of email or facsimile transmission, if transmission thereof is not confirmed by the transmitting equipment or the recipient, to be followed up promptly within three days with a notice mailed or personally delivered to the mailing address specified in such notice provisions or to the office of the general manager of proposing Declarant’s Resort), such Declarant shall be deemed to have declined to participate in the Special Event. In the event a Declarant declines to participate or is deemed to have declined to participate in a Special Event, the Declarant conducting such Special Event shall make reasonable efforts to minimize any and all interferences, disruptions or disturbances with the ordinary operations of the remainder of the Common Area not being used for such Special Event and in no event shall such Declarant’s Special Event unreasonably interfere, disrupt or disturb the operations of or access to the other Declarant’s Resort. In any event, any Special Event shall be concluded by no later than 10:30 p.m. local time on the day of the event unless the other Declarant consents (which consent may not be unreasonably withheld). In any event, the Declarant or Declarants conducting any Special Event shall cause within twenty-four (24) hours of the conclusion of such Special Event or as soon thereafter as reasonably practicable all Common Area affected by such Special Event to be returned and restored to the condition it existed prior to such Special Event, including any and all clean-up of trash, debris, or temporary structures erected on the Common Area for such Special Event. All Special Events shall be conducted in accordance with the applicable Proposal unless the Declarants otherwise agree in writing. All disagreements or dispute relating to Special Events shall be resolved in accordance with Fast-Track Arbitration (as defined below) as described in Section 17 and Exhibit A.

Section 28. Drainage Servitude. The parties acknowledge and agree that the contemplated development of the Declarants’ respective portion of the Common Area or Resort, as applicable, may require the granting by the other party of certain additional rights, easements and servitudes related to drainage. PNK and GNLC each agree to, upon request from the other, promptly execute and record any and all reasonable right of use, easement or servitude agreements providing for drainage over, across or under each Declarant’s portion of the Common Area for the benefit of the Declarants’ respective Common Area or Resort, as applicable.

Section 29. Merger and Integration. This Agreement is the entire agreement of the parties with respect to the matters addressed herein and any agreements, negotiations, or representations to the contrary are merged into this Agreement. There are no external or verbal agreements, representations, or inducements. Each party has relied upon that party’s own

16

judgment and investigation of the circumstances surrounding this Agreement in entering into this Agreement. This Agreement may only be modified in a writing signed by both parties.

Section 30. Louisiana Terminology. As used in this Agreement: the terms “real property” and “real estate” shall be deemed to be Louisiana Provisions. In the event of any inconsistencies between the terms and conditions of this Section 30 and the other terms and conditions of this Agreement, the terms and conditions of this Section 30 shall control and be binding. All references to “real property” shall include “immovable property; the term “fee estate” shall include full ownership; the term “easements” shall be deemed to include servitudes; the term “buildings” shall be deemed to include other constructions. The terms “fee estate”, “fee owner” or words of similar import with respect to property shall mean “ownership” as provided in Louisiana Civil Code Art. 477 unburdened by real rights in favor of others. The terms “condemnation” or “eminent domain” will include “expropriation” as that term is used in Louisiana law. The term “easement” will include “servitude and advantages” as used in the Louisiana Civil Code, and will also include accessory rights in a leasehold interest in immovable property. The term “lien” shall include privilege, mortgage, security interest, assignment or other encumbrance. The term “merger,” as between fee and leasehold estates, shall include “confusion” as that term is used in the Louisiana Civil Code. The phrase “covenant running with the land”” and other words of similar import shall be deemed to include a real right or a recorded lease of immovable property; and the terms “deed in lieu of foreclosure”, “conveyance in lieu of foreclosure” and words of similar import shall include a dation en paiement in immovable property or a right in the leasehold interest in immovable property.

Section 31. Multiple Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature Pages to Follow]

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EXECUTED as of the date first above written.

WITNESSES:		PNK (LAKE CHARLES), LLC

X	By:

Print Name:	Name:

X	Title:

Print Name:

ACKNOWLEDGMENT

STATE OF

COUNTY/PARISH OF

Be it known, that on this      day of                     , 2013, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County/Parish aforesaid, personally appeared                     , to be known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he/she is the                      of PNK (Lake Charles), LLC, a Louisiana limited liability company, that in such capacity, by and with the authority of the members/managers of said limited liability company, he/she signed and executed the foregoing instrument, as his/her free and voluntary act and deed of said limited liability company, for and on behalf of said limited liability company, for the uses, purposes and benefits therein expressed.

X
Print Name:

Notary Public

My Commission Expires:

Signature Page to

Reciprocal Access Agreement

EXECUTED as of the date first above written.

WITNESSES:	AMERISTAR CASINO LAKE CHARLES, LLC

X	By:

Print Name:	Name:

X	Title:

Print Name:

ACKNOWLEDGMENT

STATE OF

COUNTY/PARISH OF

Be it known, that on this      day of                     , 2013, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County/Parish aforesaid, personally appeared                     , to be known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he/she is the                      of Ameristar Casino Lake Charles, LLC, a Louisiana limited liability company, that in such capacity, by and with the authority of the members/managers of said limited liability company, he/she signed and executed the foregoing instrument, as his/her free and voluntary act and deed of said limited liability company, for and on behalf of said limited liability company, for the uses, purposes and benefits therein expressed.

Print Name:

Notary Public

My Commission Expires:

Signature Page to

Reciprocal Access Agreement

ACKNOWLEDGEMENT AND CONSENT

GNLC Holdings, Inc. acknowledges that Ameristar Casino Lake Charles, LLC is entering into this Agreement prior to or concurrently with GNLC Holdings, Inc.’s acquisition of all of the membership interests of Ameristar Casino Lake Charles, LLC from Ameristar Lake Charles Holdings, LLC. Even though this Agreement may be executed by Ameristar Casino Lake Charles, LLC while such membership interests are still owned by Ameristar Lake Charles Holdings, LLC, GNLC Holdings, Inc. hereby consents to Ameristar Casino Lake Charles, LLC entering into this Agreement and acknowledges that Ameristar Casino Lake Charles, LLC will continue to be bound by this Agreement following such acquisition.

Acknowledged and consented to

effective as of the date first above written:

WITNESSES	GNLC HOLDINGS, INC.

X	By:
Print Name:		Steven L. Scheinthal Vice President and Secretary
X
Print Name:

ACKNOWLEDGMENT

STATE OF

COUNTY/PARISH OF

Be it known, that on this      day of                     , 2013, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County/Parish aforesaid, personally appeared                     , to be known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he/she is the                      of GNLC Holdings, Inc., a Louisiana corporation, that in such capacity, by and with the authority of the members/managers of said limited liability company, he/she signed and executed the foregoing instrument, as his/her free and voluntary act and deed of said limited liability company, for and on behalf of said limited liability company, for the uses, purposes and benefits therein expressed.

Print Name:

Notary Public

My Commission Expires:

Signature Page to

Reciprocal Access Agreement

JOINDER BY EXISTING MORTGAGEE

The undersigned (whether one or more, the “Existing Mortgagee”), has joined in the execution hereof for the purpose of acknowledging that it is presently the holder of a lien on all or a portion of the Common Area, to accept the rights and benefits hereby granted by subjecting the portion of the Common Area on which it holds a lien to the rights of use, covenants, conditions and restrictions contained in this Agreement, and to evidence its agreement that notwithstanding any foreclosure under any documents evidencing the liens to secure payment of the indebtedness owing to such Existing Mortgagee, or any conveyance in lieu of foreclosure and/or cancellation of all or any part of the indebtedness secured by such liens, the provisions of this Agreement shall remain in full force and effect.

EXISTING MORTGAGEE , a

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                     , 2013, by                      ,                      of                     , a                     , on behalf of said                             .

NOTARY PUBLIC IN AND FOR THE STATE OF

[Add signature and notary blocks for additional Existing Mortgagees, as applicable]

Joinder by Existing Mortgagee

EXHIBIT A

DISPUTE RESOLUTION PROCEDURES

Section 1. Arbitration. Within ten (10) days following a written request for arbitration pursuant to Section 17 of the Agreement, the Declarants shall agree upon an independent third party mutually acceptable to all Declarants (the “Fast-Track Arbitrator”) and an alternate third party mutually acceptable to all Declarants (the “Alternate”) to decide Fast-Tract Disputes. Each of the Alternate and the Fast-Track Arbitrator shall meet the requirements of Section 2 of this Exhibit A. In the event that the Declarants cannot agree on the identity of the Fast-Track Arbitrator or the Alternate within such ten (10) day period, the Fast-Track Arbitrator and the Alternate shall be appointed in accordance with the Commercial Rules of the American Arbitration Association. Arbitration known as “Fast-Track Arbitration” shall be conducted in accordance with the following procedures:

(a) Any Declarant may refer a Fast-Tract Dispute (after following the notice and mediation procedures in the Agreement) by providing written notice to the Fast-Track Arbitrator and the other Declarants. Such notice shall include a clear statement of the matter(s) in dispute and a brief description (no longer than two (2) pages) of the Fast-Tract Dispute. In the event that the Fast-Track Arbitrator is unavailable to resolve the Fast-Tract Dispute within the time period stated in the next sentence, the Fast-Tract Dispute shall be referred to the Alternate (In the remaining provisions of this Exhibit A, “arbitrator” shall refer to the Fast-Track Arbitrator or Alternate who hears the Fast-Tract Dispute.).

(b) The arbitrator shall be directed to resolve the Fast-Tract Dispute within fifteen (15) days of the referral, and the arbitrator shall diligently endeavor to resolve such Fast-Tract Dispute within such fifteen (15) day time period. The arbitrator shall schedule, and the Declarants may attend, a hearing at which the testimony of witnesses and experts called by each Declarant will be heard, and documentary evidence may be submitted. No depositions or discovery shall be permitted, and no evidence by affidavit shall be allowed. Except as set forth in this Exhibit A, Fast-Track Arbitration shall otherwise be conducted in accordance with the Commercial Rules of the American Arbitration Association; provided, however, that the arbitrator may further modify such rules in order to expedite resolution of the Fast-Tract Dispute.

(c) The arbitrator’s decision shall be set forth in a written decision that the arbitrator shall furnish to the Declarants on the fifteenth (15th) day or, if such day is not a business day, the next business day. The Declarants shall cooperate promptly and in good faith in providing to the arbitrator any information reasonably needed to resolve the Fast-Tract Dispute within the specified time period. The decision of the arbitrator shall be final and binding on, and non-appealable by, the Declarants and judgment thereon may be entered or enforcement thereof sought by any Declarant in a court of competent judgment.

(d) Notwithstanding the foregoing, nothing contained herein shall be deemed to give the arbitrator appointed hereunder any authority, power or right to alter, change, amend, modify, waive, add to or delete from any of the provisions of the Agreement.

Exhibit A - 1

Section 2. Further Qualifications of Arbitrators; Conduct. All arbitrators shall be and remain at all times wholly impartial and, upon written request by either Declarant, shall provide the Declarants with a statement that they can and shall decide any Fast-Tract Dispute, referred to them impartially. No arbitrator shall be employed by either Declarant or have currently, or had in the two (2) years preceding the arbitration, any material financial dependence, directly or indirectly, upon a Declarant, nor shall any arbitrator have any material financial interest, directly or indirectly, in the Fast-Tract Dispute. All arbitrators must have at least 5-years’ experience in the field of construction. All arbitrators shall, upon written request by any Declarant, provide the Declarants with a statement that they can and shall decide any Fast-Tract Dispute referred to them impartially.

Section 3. Applicable Law and Arbitration Act. The agreement to arbitrate set forth in this Exhibit A shall be enforceable in either federal or state court. The enforcement of such agreement and all procedural aspects thereof, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses as to arbitrability and the rules (except as otherwise expressly provided herein) governing the conduct of the arbitration, shall be governed by and construed pursuant to the [Nevada Uniform Arbitration Act of 2000] (the “Nevada General Arbitration Act”). In deciding the substance of any such Fast-Tract Dispute, the arbitrator shall apply the substantive laws of the State of Louisiana. The arbitrator shall have authority, power and right to determine the Contracting Party with respect to the Improvements that are the subject of the Fast-Tract Dispute and provide for other remedies as are available at law or in equity in accordance with the laws of the State of Louisiana, except that the arbitrator shall have no authority to award any damages whatsoever under any circumstances (except as provided in Section 8 below) regardless of whether such damages may be available under the laws of the State of Louisiana. The Declarants hereby waive their right, if any, to recover damages in connection with any arbitrated Fast-Tract Dispute.

Section 4. Consolidation. If the Declarants initiate multiple arbitration proceedings, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then the Declarants hereby agree that all such proceedings may be consolidated into a single arbitral proceeding.

Section 5. Remedies. Any Arbitrator is permitted to designate either Declarant as the sole Contracting Partying with respect to any applicable Improvements as a remedy of any Fast-Tract Dispute; provided that no Arbitrator will be permitted to allow the Construction of any Improvements not described on Schedule 2 hereto and, provided, further, that the non-Contracting Party shall remain liable for its portion of the Construction Costs as provided in Section 6 of this Agreement.

Section 6. Pendency of Dispute; Interim Measures. The existence of any Fast-Tract Dispute eligible for referral or referred to arbitration hereunder, or the pendency of the dispute settlement or resolution procedures set forth herein, shall not in and of themselves relieve or excuse either Declarant from its ongoing duties and obligations under the Agreement or any right, duty or obligation arising therefrom; provided, however, that during the pendency of arbitration proceedings and prior to a final award, upon written request by a Declarant, the arbitrator may issue interim measures for preservation or protection of the status quo.

Exhibit A - 2

Section 7. Complete Defense. The Declarants agree that compliance by a Declarant with the provisions of this Exhibit A shall be a complete defense to any suit, action or proceeding instituted in any federal or state court, or before any administrative tribunal by the other Declarant with respect to any Fast-Tract Dispute which is subject to an arbitration proceeding, whether or not commenced, as set forth herein, other than a suit or action alleging non-compliance with a final and binding arbitration award rendered hereunder and other than a suit or action to vacate the arbitration award as permitted by applicable common or statutory law.

Section 8. Costs of Arbitrator. The costs and expenses of the Fast-Track Arbitration, including the costs of the arbitrator and the prevailing Declarant’s reasonable attorneys’ fees, shall be paid for by the non-prevailing Declarant in the arbitration; provided, however, that where the final decision of the arbitrator is not clearly in favor of a Declarant, such incidental costs shall be shared equally by all Declarants.

Exhibit A - 3

SCHEDULE 1

DEPICTION OF LOCATION OF IMPROVEMENTS

L'AUBERGE
LAKE CHARLES
PNK Comm (currently leased)
GN Comm (currently leased)
Area Subject to 20% customer exclusive parking
Pedestrian Pathway
PNK Comm
GN Comm
ROAD
PNK Exclusive
GN Exclusive
GOLDEN
NUGGET
LAKE CHARLES

LEGEND

COMMON AREA LAYOUT & LIMITS EXHIBIT

L'AUBERGE LAKE CHARLES & GOLDEN NUGGET LAKE CHARLES

LAKE CHARLES, LOUISIANA

PREPARED BY:

Meyer & Associates, Inc.
Consulting Engineers

OCTOBER, 2013

GOLDEN NUGGET
LAKE CHARLES

PINNACLE
ENTERTAINMENT

SCHEDULE 1

DEPICTION OF LOCATION OF IMPROVEMENTS

SCHEDULE 2

IMPROVEMENTS

1. A surface parking lot as contemplated in Section 4(b).

2. Landscaped green space to the extent mutually agreed by the Declarants.

3. To the extent mutually agreed by the Declarants, a roadway(s) providing for automobile -and Trolley access, ingress and egress to and between the Resorts, including an estimated 50-foot wide, two (2)- lane boulevard with a median, including a sidewalk for pedestrian access between the Resorts, with placement of such roadway(s) to be mutually agreed; provided, however, that the placement of such roadway(s) and sidewalk on a Declarant’s leased property outside the Common Area (including the point at which such roadway(s) and sidewalk intersect the roadways of each Resort) shall be determined in the sole discretion by such Declarant with respect to its leased property outside the Common Area.

4. To the extent mutually agreed by the Declarants, a boardwalk to be constructed in the Common Area along the waterfront of the Calcasieu River (the “Common Area Boardwalk”), but each Declarant shall be responsible for the costs of building any portion of a waterfront boardwalk it may build that resides on its leased property other than the Common Area and such portion of such boardwalk will not be part of the Improvements.

5. To the extent the Declarants mutually agree that a bulkhead in the Common Area along the Common Area Boardwalk is reasonably necessary for the construction and/or operation of the Common Area Boardwalk, a bulkhead will be part of the Improvements. If a Declarant decides to build a bulkhead (or any portion of a bulkhead) that resides on its leased property other than the Common Area, such Declarant shall be responsible for the costs of building such bulkhead and such bulkhead will not be part of the Improvements.

6. Reasonable utility facilities as contemplated by Section 4(e).

7. Reasonable directional signage as contemplated by Section 26.

8. Reasonable drainage facilities as contemplated by Section 28.

Subject to adjustment by mutual agreement of the Declarants, it is the initial intent that the Improvements be situated in approximately the locations described on Schedule 1 attached hereto.

ATTACHMENT B

Infrastructure Agreement

(New Exhibit E to Purchase Agreement)

EXHIBIT E TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

INFRASTRUCTURE AGREEMENT

This Infrastructure Agreement (the “Infrastructure Agreement”), effective as of the         day of             , 2013 (the “Effective Date”), is entered into by and between PNK (Lake Charles), L.L.C., a Louisiana limited liability company (“PNK Lake Charles”), and Ameristar Casino Lake Charles, LLC, a Louisiana limited liability company (“Golden Nugget Lake Charles”).

INTRODUCTION

A. Golden Nugget Lake Charles is developing a luxury casino and resort located in Lake Charles, Louisiana together with all infrastructure related thereto (the “Golden Nugget Casino”). Golden Nugget Lake Charles is a wholly-owned subsidiary of GNLC Holdings, Inc., which in turn is a wholly-owned subsidiary of Golden Nugget, Inc.

B. PNK Lake Charles owns the L’Auberge Casino Resort Lake Charles (the “L’Auberge Casino”), a luxury casino and resort. L’Auberge Casino is adjacent to the Golden Nugget Casino. PNK Lake Charles is a wholly-owned subsidiary of Pinnacle Entertainment, Inc.

C. PNK Lake Charles and Golden Nugget Lake Charles have agreed to cooperate with respect to certain infrastructure improvements on or near their respective properties in accordance with the terms of this Infrastructure Agreement.

NOW THEREFORE, PNK Lake Charles and Golden Nugget Lake Charles hereby agree as follows.

1. Reacquired Property and Additional Property - Signs.

(a) PNK Lake Charles intends to acquire the Reacquired Property from the Port. If PNK Lake Charles or any Affiliate of PNK Lake Charles acquires the Reacquired Property, any signage on the Reacquired Property will be for the mutual benefit of and will require approval of both PNK Lake Charles and Golden Nugget Lake Charles. The costs and expenses of design, permitting, construction, maintenance and repair/replacement and insurance of, for or relating to the signage on the Reacquired Property will be borne equally by PNK Lake Charles and Golden Nugget Lake Charles. The rights and obligations of the parties in this paragraph continue so long as PNK Lake Charles or its Affiliate owns the Reacquired Property. If the contemplated act of exchange in connection with the construction of the Cove Lane interchange, wherein Golden Nugget Lake Charles would relinquish to the Port its leasehold interest in the Reacquired Property, PNK Lake Charles would transfer to the Port its fee title in the Golden Nugget Access Road Property and the property indicated as “Exhibit A-1 Golden Nugget Exchange Property” on Exhibit A-1 hereto, and the Port would transfer fee title to the Reacquired Property to PNK Lake Charles, has not occurred prior to the Effective Date, then Golden Nugget Lake Charles agrees to relinquish, for no monetary consideration and without restriction, its leasehold interest in the Reacquired Property to the Port as soon as possible thereafter, and PNK Lake Charles agrees to convey, or cause to be conveyed, the portion of the PNK Additional Property (referenced in the previous sentence) contemplated to be conveyed as part of the act of exchange in connection with the construction of the Cove Lane interchange, and convey the Golden Nugget Access Road Property to the Port.

(b) If Golden Nugget Lake Charles acquires or obtains control by lease or otherwise, of the Golden Nugget Access Road Property, any signage on the Golden Nugget Access Road Property will be for the mutual benefit of and will require approval of both PNK Lake Charles and Golden Nugget Lake Charles. The costs and expenses of design, permitting, construction, maintenance and repair/replacement and insurance of, for or relating to the signage on the Golden Nugget Access Road Property will be borne equally by PNK Lake Charles and Golden Nugget Lake Charles. The rights and obligations of the parties in this paragraph continue so long as Golden Nugget Lake Charles or its Affiliate owns the Golden Nugget Access Road Property.

(c) Notwithstanding the provisions of the Section 1(a) above, if PNK Lake Charles or any of its Control Affiliates builds or maintains a sign (other than on billboards that are in existence on the Effective Date, whether or not such existing billboards are materially modified, such as for the creation of a video or electronic billboard, so long as such modifications do not result in the billboard becoming a spectacular “Las Vegas Strip” style sign dedicated to a particular resort; but this exclusion shall not apply to billboards that are built after the Effective Date) advertising the L’Auberge Casino on the PNK Additional Property (except in the case of the exercise of PNK Lake Charles’ right to build a sign on the Reacquired Property pursuant to Section 1(e)(z) below in the event of a transfer of the Golden Nugget Access Road Property), then Golden Nugget Lake Charles shall be granted a servitude granting Golden Nugget Lake Charles the right to install and maintain a sign of substantially similar size and visibility on the Reacquired Property. If Golden Nugget Lake Charles elects to utilize the Reacquired Property, the servitude shall be in a location and size that are reasonably acceptable to PNK Lake Charles and Golden Nugget Lake Charles taking into consideration any improvements then existing on or contemplated for the Reacquired Property. All such signage of Golden Nugget Lake Charles on the Reacquired Property shall be at Golden Nugget Lake Charles’ sole cost and expense. Such signage shall be for the sole purpose of advertising the Golden Nugget Casino and shall be constructed in an area and located in order to minimize any adverse effect on the PNK Additional Property. The obligation to grant the servitude in this paragraph (x) is subject to the acquisition of the Reacquired Property by PNK Lake Charles or any Affiliate of PNK Lake Charles, (y) terminates in the event that Golden Nugget Lake Charles or any of its Affiliates builds a spectacular “Las Vegas Strip” style sign dedicated to the Golden Nugget Casino in an area south of Interstate 210 from the bank of Prien Lake/Indian Bay on the west to the eastern edge of the area of current and potential future Golden Nugget Additional Property shown on the map attached hereto as Exhibit B on the east, and any servitude granted before such spectacular sign is built shall thereupon terminate (and the servitude shall so provide for such termination), and (z) terminates as to the Reacquired Property if and when PNK Lake Charles or its Affiliates no longer owns the Reacquired Property for any reason, but following such transfer of ownership Golden Nugget Lake Charles’ right to install and maintain a sign of substantially similar size and visibility may be exercised by Golden Nugget Lake Charles on the Golden Nugget Access Road Property instead of the Reacquired Property, provided any servitude in respect of the Reacquired Property granted before the transfer of ownership shall continue thereafter in accordance with the terms of that servitude agreement. The servitude shall provide for its termination and the removal of any signage improvements if the Golden Nugget Casino (or its successor casino resort in its place) no longer operates as a casino resort for a period of six (6) months for any reason other than (i) remodeling or (ii) renovating or rebuilding as a result of a fire, flood or other casualty.

(d) Except as otherwise set forth above with respect to signage rights, once the contemplated act of exchange in connection with the Cove Lane interchange takes place (i) Golden Nugget Lake Charles will have no rights or interest in the Reacquired Property and (ii) there will be no restrictions on PNK Lake Charles’ rights to use, improve, develop, encumber or transfer all or any portion of the Reacquired Property.

(e) Notwithstanding the provisions of the Section 1(b) above, if Golden Nugget Lake Charles or its Control Affiliates builds or maintains a sign (other than on billboards that are in existence on the Effective Date, whether or not such existing billboards are materially modified, such as for the creation of a video or electronic billboard, so long as such modifications do not result in the billboard becoming a spectacular “Las Vegas Strip” style sign dedicated to a particular resort; but this exclusion shall not apply to billboards that are built after the Effective Date) advertising the Golden Nugget Casino on the Golden Nugget Additional Property (except in the case of the exercise of Golden Nugget Lake Charles’ right to build a sign on the Golden Nugget Access Road Property pursuant to Section 1(c)(z) above in the event of a transfer of the Reacquired Property), then PNK Lake Charles shall be granted a servitude or right of use, as applicable, granting PNK Lake Charles the right to install and maintain a sign of substantially similar size and visibility on the Golden Nugget Access Road Property. The servitude or right of use shall be in a location and size that are reasonably acceptable to Golden Nugget Lake Charles and PNK Lake Charles taking into consideration any improvements then existing on or contemplated for the Golden Nugget Access Road Property. All such signage of PNK Lake Charles on the Golden Nugget Access Road Property shall be at PNK Lake Charles’ sole cost and expense. Such signage shall be for the sole purpose of advertising the L’Auberge Casino and shall be constructed in an area and located in order to minimize any adverse effect on the Golden Nugget Additional Property. The obligation to grant the servitude or right of use in this paragraph (x) is subject to the acquisition or control by lease or otherwise of the Golden Nugget Access Road Property by Golden Nugget Lake Charles or any Affiliate of Golden Nugget Lake Charles, (y) terminates in the event that PNK Lake Charles or any of its Affiliates builds a spectacular “Las Vegas Strip” style sign dedicated to the L’Auberge Casino in an area south of Interstate 210 from the bank of Prien Lake/Indian Bay on the west to the eastern edge of the area of current and potential future PNK Additional Property shown on the map attached hereto as Exhibit B on the east, and any servitude granted before such spectacular sign is built shall thereupon terminate (and the servitude shall so provide for such termination), and (z) terminates as to the Golden Nugget Access Road Property if and when Golden Nugget Lake Charles or its Affiliates no longer owns the Golden Nugget Access Road Property for any reason, but following such transfer of ownership

PNK Lake Charles’ right to install and maintain a sign of substantially similar size and visibility may be exercised by PNK Lake Charles on the Reacquired Property instead of the Golden Nugget Access Road Property, provided any servitude in respect of the Golden Nugget Access Road Property granted before the transfer of ownership shall continue thereafter in accordance with the terms of that servitude agreement. The servitude or right of use shall provide for its termination and the removal of any signage improvements if the L’Auberge Casino (or its successor casino resort in its place) no longer operates as a casino resort for a period of six (6) months for any reason other than (i) remodeling or (ii) renovating or rebuilding as a result of a fire, flood or other casualty.

(f) Except as otherwise set forth above with respect to signage rights, once the contemplated act of exchange in connection with the Cove Lane interchange takes place (i) PNK Lake Charles will have no rights or interest in the Golden Nugget Access Road Property and (ii) there will be no restrictions on Golden Nugget Lake Charles’ rights to use, improve, develop, encumber or transfer all or any portion of the Golden Nugget Access Road Property, or Golden Nugget Lake Charles’ interest therein, imposed by PNK Lake Charles.

2. Cooperation - Roadways. PNK Lake Charles and Golden Nugget Lake Charles shall cooperate in good faith in the design, development and layout of the roadways within those grounds now or hereafter (x) leased to Golden Nugget Lake Charles from the Port for the operation of the Golden Nugget Casino or (y) leased to PNK Lake Charles from the Port for the operation of the L’Auberge Casino, with the goals of (i) creating equally convenient access to each resort and (ii) reflecting the high-quality first-class image of each resort. PNK Lake Charles acknowledges and agrees that it has reviewed the current roadway plans related to the Golden Nugget Casino attached hereto as Exhibit C and such plans are in compliance with the foregoing standards.

3. Water Pipes.

(a) PNK Lake Charles and Golden Nugget Lake Charles shall cooperate with respect to determining the location of water pipes to be installed across their respective leased properties and the creation by the Port of a servitude in favor of the utility company related thereto such that those water pipes will not, to the extent commercially reasonable, be located under the parking lots or other improvements contemplated to be constructed on the parties’ respective leased properties. The cost of installing and (until maintenance thereof is taken over by the relevant city authority) maintaining these water pipes shall be borne by the party on whose leased property such pipes are located to the extent that such leased property is benefited.

(b) The parties acknowledge that Golden Nugget Lake Charles is installing and using additional water lines to serve the Golden Nugget Casino which tie to the existing city water main serving the L’Auberge Casino. As a result of such installation and use, both the Golden Nugget Casino and L’Auberge Casino may be affected by low water pressure serving the respective properties. Accordingly, the parties hereby agree to work together in good faith to design, locate and install a “T” and “water loop” for the mutual benefit of both properties in order to increase water pressure at both properties

(the “Water Pressure Improvements”). The cost of installing and (until maintenance thereof is taken over by the relevant city authority) maintaining the Water Pressure Improvements shall be borne by the party on whose leased property such Water Pressure Improvements are located.

4. Drainage Servitude. The parties acknowledge and agree that the contemplated development of the parties’ respective leased or owned properties may require the granting by the other party of certain additional rights, easements, servitudes and rights of use related to drainage. PNK Lake Charles and Golden Nugget Lake Charles each agree to, upon request from the other, promptly execute and record any and all reasonable easement, servitude or right of use agreements providing for drainage over, across or under the respective properties leased from the Port by each party relating to the Golden Nugget Casino and L’Auberge Casino, as applicable, for the benefit of the parties’ respective leased or owned properties. The parties agree to use all commercially reasonable efforts to obtain from the Port, as lessor, such additional rights, easements, servitudes and rights of use related to drainage to be granted and recorded in favor of the party requesting same.

5. Mortgagee Joinder. Each Declarant shall use its commercially reasonable efforts to seek to have any existing mortgagee of its portion of the Common Area join in this Agreement to evidence its subordination to the rights and obligations set forth herein, but such Declarant shall not be in breach of this covenant if, despite the use of such commercially reasonable efforts, such existing mortgagee does not so execute a joinder evidencing its subordination.

6. Definitions. For purposes of this Infrastructure Agreement, the following shall have the respective meanings specified below. Other terms are defined elsewhere in this Infrastructure Agreement.

“Affiliate” means with respect to a Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or under common control with such first Person.

“Control Affiliate” means, with respect to any Person, an Affiliate of such Person that directly or indirectly “controls”, is controlled by or is under common control with, such Person. As used in this definition only, “control” means (i) the right to exercise, directly or indirectly, more than fifty percent (50%) of the equity or voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity (other than a corporation, limited liability company or sole proprietorship) or association, the power, directly or indirectly, to cause the direction of the management or actions of the controlled entities or (ii) the actual power, directly or indirectly, to be the dominant influence in the control of the direction or the management or actions of the controlled entities; provided however, that in case of a Person which has publicly-traded equity interests, only Affiliates who possess the right to exercise, directly or indirectly, more than fifty percent (50%) of the equity or voting power of the stockholders, members or owners of such Person shall be a Control Affiliate of such Person under clause (ii) of this sentence.

“Golden Nugget Access Road Property” means all Real Property that Golden Nugget, Inc., GNLC Holdings, Inc., Golden Nugget Lake Charles or any other Control Affiliate of Golden Nugget, Inc. owns, controls or has under contract to purchase or control, or may hereafter acquire or control, in an area identified as “Exhibit A-1 Golden Nugget Access Road Property” on Exhibit A-1 adjacent to the access road and near the Golden Nugget Casino golf course in Calcasieu Parish.

“Golden Nugget Additional Property” means all Real Property that Golden Nugget, Inc., GNLC Holdings, Inc., Golden Nugget Lake Charles or any other Control Affiliate of Golden Nugget, Inc. owns, controls or has under contract to purchase or control, or may hereafter acquire or control, in an area north of Interstate 210 other than the property used in connection with the project currently being developed under the name Ameristar Casino Resort Spa Lake Charles, which area of current and potential future Golden Nugget Additional Property is shown on the map attached hereto as Exhibit B.

“Government Authority” means any foreign, United States or international, federal, state or local (or any subdivision thereof), agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

“PNK Additional Property” means all Real Property that Pinnacle Entertainment, Inc., PNK Lake Charles or any other Control Affiliate of Pinnacle Entertainment, Inc. (other than Golden Nugget Lake Charles) owns, controls or has under contract to purchase or control, or may hereafter acquire or control, in an area north of Interstate 210 other than the property used in connection with the property known as L’Auberge Lake Charles, which area of current and potential future PNK Additional Property is shown on the map attached hereto as Exhibit B.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, estate, association, joint stock company, or other form of business or legal entity or Government Authority.

“Port” means Lake Charles Harbor and Terminal District.

“Reacquired Property” means the property near the Golden Nugget Casino and the L’Auberge Casino identified as “Exhibit A-2 Reacquired Property” on Exhibit A-2 attached hereto.

“Real Property” means all real properties and interest in real properties (including any leasehold interests, licenses, options or reversionary interests), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, hereditaments, tenements, privileges and other appurtenances thereto (such as appurtenant rights in and to public streets).

7. Notices. All notices or communications under this Infrastructure Agreement shall be in writing and shall be deemed properly given if sent by express courier service, personal delivery, or by registered or certified United States mail, return receipt requested, postage prepaid and addressed as follows:

If to PNK Lake Charles:	PNK (Lake Charles), L.L.C.
8918 Spanish Ridge Avenue
Las Vegas, Nevada 89148
Attention: General Counsel

Phone: 702-784-7748
Fax: 702-784-7773

With a copy to:	Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Attention: Ashok Mukhey, Esq.
Telephone No.: 310-203-7139
Email: amukhey@irell.com

If to Golden Nugget Lake Charles:	GNLC Holdings, Inc.
c/o Landry’s Inc.
1510 West Loop South
Houston, Texas 77027
Attention: General Counsel
Telephone No.: 713-386-7000
Fax No.: 713-386-7070
Email: sscheinthal@ldry.com

With a copy to:	Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: Mark Arnold
Telephone No.: 713-220-3938
Fax No.: 713-238-7295
Email: markarnold@andrewskurth.com

8. Termination. This Infrastructure Agreement shall terminate when either the L’Auberge Casino (or its successor casino resort in its place) or the Golden Nugget Casino (or its successor casino resort in its place) no longer operates as a casino resort for a period of six (6) months for any reason other than (x) remodeling or (y) renovating or rebuilding as a result of a fire, flood or other casualty.

9. Recording of Infrastructure Agreement. This Agreement shall be filed of record in the Real Property Records of Calcasieu Parish, Louisiana upon the Effective Date and shall be amended when any additional Reacquired Property, PNK Additional Property or Golden Nugget Additional Property is obtained by PNK Lake Charles or Golden Nugget Lake Charles or an Affiliate of either of them. Upon the termination of this Infrastructure Agreement, each party shall execute such instruments reasonably requested by the other party in recordable form which are sufficient to release of record any rights or interests of the other party in and to the Reacquired Property, PNK Additional Property or the Golden Nugget Additional Property, as the case may be.

10.	Miscellaneous.

(a) This Infrastructure Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns as an owner of the

L’Auberge Casino (or its successor casino resort in its place) or the Golden Nugget Casino (or its successor casino resort in its place). In connection with a transfer of the ownership or control of its respective casino resort, the transferor shall assign its rights under this Infrastructure Agreement to the transferee and shall cause the transferee to assume all obligations of the transferor under this Infrastructure Agreement arising from and after the date of the transfer. Notwithstanding anything to the contrary in this Infrastructure Agreement or as otherwise provided or permitted by applicable law, neither party shall assign this Infrastructure Agreement or any rights hereunder except as provided in the previous sentence in connection with a transfer of its casino resort or except in connection with such party obtaining secured financing.

(b) If any action or proceeding (including arbitration) is instituted by or between the parties arising from or related to or in connection with this Infrastructure Agreement, the prevailing party in that action or proceeding shall be entitled to recover from the other party all of its costs and expenses of that action or proceeding, including without limitation its attorneys’ fees and costs.

(c) This Infrastructure Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.

(d) This Infrastructure Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

(e) Each party irrevocably agrees that any legal action or proceeding with respect to this Infrastructure Agreement shall be brought and determined exclusively in the U.S. District Court for the District of Nevada or in any Nevada state court in Clark County, Nevada. Each of the parties hereby irrevocably submit to the exclusive personal jurisdiction of the aforesaid courts in respect of the interpretation and enforcement of the provisions of this Infrastructure Agreement. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute.

(f) This Infrastructure Agreement may be executed in any number of counterparts, and each counterpart executed by any of the undersigned together with all other counterparts so executed shall constitute a single instrument and agreement of the parties. Facsimile or pdf copies hereof and facsimile or pdf signatures hereon shall have the same force and effect as originals.

(g) No amendment or modification of this Infrastructure Agreement shall be valid unless it is in writing and signed by the parties hereto.

[Signatures Appear on the Next Page]

The parties execute this Infrastructure Agreement on the dates set forth below but effective as of the Effective Date.

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc. Its Sole Member

By:
Name:
Title:
Date:

AMERISTAR CASINO LAKE CHARLES, LLC

By:	Ameristar Lake Charles Holdings, LLC, Its Managing Member

By:
Carlos A. Ruisanchez,
Sole Manager

ACKNOWLEDGEMENT AND CONSENT

GNLC Holdings, Inc. acknowledges that Ameristar Casino Lake Charles, LLC is entering into this Agreement prior to or concurrently with GNLC Holdings, Inc.’s acquisition of all of the membership interests of Ameristar Casino Lake Charles, LLC from Ameristar Lake Charles Holdings, LLC. Even though this Agreement may be executed by Ameristar Casino Lake Charles, LLC while such membership interests are still owned by Ameristar Lake Charles Holdings, LLC, GNLC Holdings, Inc. hereby consents to Ameristar Casino Lake Charles, LLC entering into this Agreement and acknowledges that Ameristar Casino Lake Charles, LLC will continue to be bound by this Agreement following such acquisition.

Acknowledged and consented to

effective as of the Effective Date:

WITNESSES

X

Print Name:

X

Print Name:
GNLC Holdings, Inc.

By:
Steven L. Scheinthal,
Vice President and Secretary

Signature Page

Infrastructure Agreement

JOINDER BY EXISTING MORTGAGEE

The undersigned (whether one or more, the “Existing Mortgagee”), has joined in the execution hereof for the purpose of acknowledging that it is presently the holder of a lien on all or a portion of the Common Area, to accept the rights and benefits hereby granted by subjecting the portion of the Common Area on which it holds a lien to the rights and obligations contained in this Agreement, and to evidence its agreement that notwithstanding any foreclosure under any documents evidencing the liens to secure payment of the indebtedness owing to such Existing Mortgagee, or any conveyance in lieu of foreclosure and/or cancellation of all or any part of the indebtedness secured by such liens, the provisions of this Agreement shall remain in full force and effect.

EXISTING MORTGAGEE

, a

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                    , 2013, by                     ,                      of                     , a                     , on behalf of said                     .

NOTARY PUBLIC IN AND FOR THE STATE OF

[Add signature and notary blocks for additional Existing Mortgagees, as applicable]

Joinder By Existing Mortgagee

Infrastructure Agreement

EXHIBITS A-1 AND A-2

GOLDEN NUGGET ACCESS ROAD PROPERTY AND EXCHANGE PROPERTY

REACQUIRED PROPERTY

CLINE' CANAL

LEGEND

- EXHIBIT A-1 GOLDEN NUGGET ACCESS ROAD PROPERTY
- EXHIBIT A-1 GOLDEN NUGGET EXCHANGE PROPERTY
- EXHIBIT A-2 REACQUIRED PROPERTY

COMPOSITE EXHIBITS

EXHIBIT A-1

GOLDEN NUGGET ACCESS ROAD PROPERTY AND EXCHANGE PROPERTY

AND

EXHIBIT A-2

REACQUIRED PROPERTY

L'AUBERGE LAKE CHARLES & GOLDEN NUGGET LAKE CHARLES

LAKE CHARLES, LOUISIANA

PREPARED BY:

Meyer & Associates, Inc.
Consulting Engineers

OCTOBER, 2013

GOLDEN NUGGET LAKE CHARLES

PINNACLE ENTERTAINMENT

- A–1 AND A–2

- A–2 AND A–2

EXHIBIT B

PNK ADDITIONAL PROPERTY

GOLDEN NUGGET ADDITIONAL PROPERTY

EXHIBIT B
PNK ADDITIONAL PROPERTY
GOLDEN NUGGET ADDITIONAL PROPERTY

L'AUBERGE LAKE CHARLES
& GOLDEN NUGGET LAKE CHARLES

LAKE CHARLES, LOUISIANA

PREPARED BY:
Meyer & Associates, Inc.
Consulting Engineers

OCTOBER, 2018

PINNACLE ENTERTAINMENT

GOLDEN NUGGET LAKE CHARLES

- B–1 -

EXHIBIT C

CURRENT GOLDEN NUGGET LAKE CHARLES ROADWAY PLAN

INDIAN BAYOU
CALCASIEU RIVER
WEST PARKING LOT
EAST PARKING LOT
NOTE: GOLF COURSE LAYOUT IS PRELIMINARY
WEST PRIEN LAKE RD.
I-210 BYPASS
CLINE CANAL
AMERISTAR
CASINO ★ RESORT ★ SPA
AMERISTAR - LAKE CHARLES
HOTEL
LAKE CHARLES, LOUISIANA
OVERALL SITE PLAN
C1.01
B W & A

- C–1 –

EXHIBIT F TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (together with the Schedules hereto, this “Agreement”) is made as of the 21st day of November, 2013 (the “Effective Date”), by and between Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), and GNLC Holdings, Inc., a Louisiana corporation (“Buyer”). Pinnacle and Buyer may hereafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Buyer, Pinnacle, Ameristar Lake Charles Holdings, LLC, a Louisiana limited liability company and wholly-owned subsidiary of Pinnacle (the “Member”) and Ameristar Casino Lake Charles, LLC, a Louisiana limited liability company and wholly-owned subsidiary of the Member (the “Company”), have entered into a Membership Interests Purchase Agreement dated as of July 24, 2013 (as amended from time to time, the “Purchase Agreement”), providing for the sale to Buyer of all of the membership interests of the Company; and

WHEREAS, in connection therewith, Pinnacle will provide, or cause to be provided, to Buyer and/or the Company certain services in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.    DEFINITIONS

1.1 “Agreement” shall have the meaning set forth in the preamble of this Agreement.

1.2 “Allocated Cost” shall mean those direct actual costs incurred by Pinnacle and/or its Affiliates in providing a Transitional Service to Buyer, including (i) the cost of employees of Pinnacle or its Affiliates who provide such Transitional Service, excluding Pinnacle’s Transition Manager and the Dedicated Employees (as defined below), based upon the Inside Labor Rate and time spent by such employees providing such Transitional Service, (ii) for the Dedicated Employees, all compensation paid to such Dedicated Employees, including benefits and Pinnacle’s matching tax obligations, (iii) reasonable and actual travel, lodging (including lodging expenses incurred for stays at the L’Auberge Casino Resort) and meal expenses directly related to the provision of such Transitional Service and (iv) costs incurred to third parties for services, software development, equipment, supplies or materials necessary for the provision of such Transitional Service; provided, that none of the foregoing shall include any mark-up.

1.3 “Buyer” shall have the meaning set forth in the preamble of this Agreement.

1.4 “Company” shall have the meaning set forth in the recitals of this Agreement.

1.5 “Confidential Information” shall mean data, records, files, documents and other information associated with the business and intellectual property of the other Party, other than the information associated only with the Project.

1.6 “Effective Date” shall have the meaning set forth in the recitals of this Agreement.

1.7 “Inside Labor Rate” shall mean an hourly rate for each employee of Pinnacle or its Affiliates providing Transitional Services, determined by reducing such employee’s base salary (not including any bonus or other incentive or deferred compensation) to an hourly amount and multiplying such amount by 1.25 to include the cost of employee benefits.

1.8 “Liability Cap” shall have the meaning set forth in Section 6.5.

1.9 “Member” shall have the meaning set forth in the preamble of this Agreement.

1.10 “Parties” shall have the meaning set forth in the preamble of this Agreement.

1.11 “Pinnacle” shall have the meaning set forth in the preamble of this Agreement.

1.12 “Project” shall mean the Ameristar Casino Resort Spa Lake Charles construction project (which shall be, after the consummation of the transactions contemplated by the Purchase Agreement, renamed the Golden Nugget Lake Charles) in Lake Charles, Louisiana.

1.13 “Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

1.14 “Substantial Completion” shall have the same meaning as ascribed to that term in the Agreement for Guaranteed Maximum Price Construction Services between Ameristar Casino Lake Charles, LLC and W.G. Yates & Sons Construction Company in effect on the Effective Date (including amendments through the Effective Date) relating to the Project.

1.15 “Transition Manager” shall have the meaning set forth in Section 5.

1.16 “Transition Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i) the date of Substantial Completion and (ii) one (1) year after the Effective Date; provided that Buyer shall have a one-time right, at Buyer’s sole option, to extend the Transition Period for up to an additional six (6) months by giving Pinnacle written notice prior to the expiration of the initial Transition Period; and provided further that Buyer may not extend the Transition Period such that it extends beyond eighteen (18) months after the Effective Date.

1.17 “Transitional Services” shall mean the individual and aggregate of all services to be provided by Pinnacle or its Affiliates as set forth in Schedule I or as agreed to as provided in Article 3.

1.18 Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

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2.    PREPARATIONS TO PROVIDE TRANSITIONAL SERVICES

2.1 Buyer agrees and acknowledges that, as of the Effective Date, some Transitional Services used in the operation and support of the Project may use data files (whether or not electronic) that contain information related to the Project, as well as information relating to retained businesses of Pinnacle and its Affiliates or to Excluded Assets. Notwithstanding anything to the contrary in this Agreement, Pinnacle is not obligated to perform Transitional Services in a manner that would allow Buyer or its Affiliates to access any information to the extent that such information is not related to the construction, development, operation or support of the Project.

2.2 Notwithstanding anything to the contrary in this Agreement, Pinnacle and its Affiliates shall not be obligated to perform any Transitional Service in violation of applicable Law or the terms of any contract or agreement, unless all applicable consents, approvals, orders, authorizations or registrations have been obtained.

3.    PROVISION OF TRANSITIONAL SERVICES

Subject to Section 9, Pinnacle, either by itself or through its Affiliates, shall provide to Buyer the Transitional Services during the Transition Period. Buyer shall be responsible for paying any and all costs directly related to such request. In the event Buyer hires any Dedicated Employee, Transitional Services with respect to such Dedicated Employee shall no longer be necessary, and, therefore, Transitional Services involving such Dedicated Employee shall be deemed to have been terminated by Buyer notwithstanding the absence of any formal exercise of Buyer’s termination rights in accordance with Section 9. Prior to the commencement of any Transitional Services, the Parties shall use good faith efforts to agree in advance on the Allocated Cost of such services. If Buyer reasonably determines that additional transition services of the type previously provided by Pinnacle to the Project are necessary to complete the transition (“Additional Services”), Pinnacle shall provide such services to Buyer; provided that Additional Services shall be limited to providing supporting consulting services to Buyer and shall not require any travel or full-time dedicated services of any Pinnacle employees. If Buyer elects to add any Additional Services, representatives of Pinnacle and Buyer will meet to discuss the terms and conditions (including cost) upon which such Additional Services will be provided. Any such Additional Services mutually agreed to and the fees thereof shall be effective as of the date of execution of an amendment to this Agreement by duly authorized representatives of the parties hereto. It is understood and agreed that Pinnacle shall be under an obligation to provide any such Additional Services requested by Buyer, as so limited above.

4.    PRICING, BILLING, AND PAYMENT

4.1 Each Transitional Service, to the extent performed consistent with the standard set forth in Section 6.1, shall be charged to and payable by Buyer at the Allocated Cost of such Transitional Service. Buyer will not be charged for any Transitional Services that have been terminated pursuant to Section 9.2 (except to the extent charges have accrued and not been paid prior to any such termination).

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4.2 Charges for Transitional Services shall be billed monthly by Pinnacle for the Transitional Services delivered during the preceding month, and such invoiced amounts shall be paid in full within twenty (20) days after Buyer’s receipt of the invoice, except to the extent disputed by Buyer in accordance with Section 9.4.

4.3 Pinnacle shall permit Buyer or its authorized representatives, upon reasonable notice, at all reasonable times and at Buyer’s expense, to inspect, copy or audit the records relating to the Transitional Services for the purpose of verifying that the charges for Transitional Services are accurate and in accordance with the terms and conditions of this Agreement.

5.    TRANSITION MANAGEMENT

Each of Pinnacle and Buyer shall appoint an individual to act as their respective manager (each, a “Transition Manager”). The Transition Manager shall be the individual responsible for receiving all communications regarding this Agreement. The Transition Managers shall be responsible for taking the following actions, among other things, on behalf of the applicable Party: (i) implementing and managing the Transitional Services; (ii) exercising day-to-day responsibility for resolving issues relating to the Transitional Services; and (iii) monitoring the performance of that Party’s obligations under this Agreement. Jack Mohn and Jeffrey Cantwell shall hereby be designated as the Transition Managers for Pinnacle and Buyer, respectively.

6.    STANDARD OF SERVICES; SPECIFIC PERFORMANCE; EXCULPATION; INDEMNITY; LIMIT OF LIABILITY

6.1 Except as otherwise provided in Section 2 or Section 3, Pinnacle and its Affiliates shall provide Transitional Services to Buyer (i) in a manner consistent with the manner they have heretofore been provided to the Project while it was constructed, developed or operated by Pinnacle, its Affiliates and the predecessors-in-interest of each (subject to any differences resulting from restrictions on Pinnacle and its Affiliates’ legal authority to provide Transitional Services), and (ii) with the same degree of customary care that Pinnacle and its Affiliates normally use for other matters of a similar nature. Notwithstanding anything in this Agreement to the contrary, Pinnacle and its Affiliates shall only be responsible for providing Transitional Services to Buyer in a supporting capacity and while providing such Transitional Services, Pinnacle’s employees shall report to Buyer’s or the Company’s employees who are responsible for the subject matter areas in which Transitional Services are provided. Notwithstanding anything in this Agreement to the contrary, Pinnacle and its Affiliates and any of the persons made available by them to Buyer and its Affiliates to provide Transitional Services, including without limitation the Transition Manager and the Dedicated Employees, shall have no responsibility for the results of the services provided. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6.1, PINNACLE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSITIONAL SERVICES TO BE PROVIDED TO BUYER HEREUNDER, INCLUDING ANY WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE TRANSITIONAL SERVICES FOR A PARTICULAR PURPOSE OR THAT THE TRANSITIONAL SERVICES OR ANY SOFTWARE USED IN CONNECTION WITH THEIR PROVISION WILL BE ERROR-FREE

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OR UNINTERRUPTED. The recitation of services contained in the Schedules shall not be deemed a representation that Pinnacle has historically provided such services to the Project.

6.2 Neither Pinnacle nor any person performing Transitional Services (or their respective agents, officers, directors, members, managers, partners, shareholders, employees or advisors) pursuant to this Agreement shall be liable to Buyer or any of its subsidiaries or Affiliates for any loss, cost, expense, damage, claim, liability or injury (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) (collectively, “Damages”) whatsoever or otherwise with respect to any actions or failures to act taken or not taken relating to the Transitional Services, except to the extent Pinnacle’s gross negligence or willful misconduct in performing or not performing the Transitional Services.

6.3 Buyer and the Company each agrees to indemnify, defend and hold Pinnacle and each person performing Transitional Services and their Affiliates, and their respective agents, officers, directors, members, managers, partners, shareholders, employees and advisors, harmless from any Damages (including reasonable legal fees and expenses and the cost of enforcing this indemnity) resulting from any claim to the extent arising out of such indemnified person’s performance, purported performance or nonperformance of any of its obligations under this Agreement, except to the extent such damages, loss, cost or liability is determined, by a final non-appealable determination of a court of competent jurisdiction, to have been the result of such indemnified person’s gross negligence or willful misconduct in performing or not performing the Transitional Services. Reasonable expenses incurred by the indemnified person in connection with any proceeding relating to the foregoing matters shall be paid or reimbursed by Buyer in advance of the final disposition of such proceeding upon receipt by Buyer of (x) written affirmation by the person requesting indemnification of its good faith belief that it has met the standard of conduct necessary for indemnification by Buyer and (y) a written undertaking by or on behalf of such person or Pinnacle to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such person has not met such standard of conduct, which undertaking shall be an unlimited general obligation of the indemnified person but need not be secured.

6.4 Each Party agrees to indemnify and hold the other Party and its Affiliates, and their respective employees, agents, officers, directors and advisors harmless from any damages, loss, cost or liability (including reasonable legal fees and expenses and the cost of enforcing this indemnity) related to any third-party claim to the extent arising out of such Party’s breach of Section 8.

6.5 Notwithstanding any other provision of this Agreement, the Parties recognize that any breach of the terms of Section 8 may give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly agree that, in addition to any other remedies, a non-breaching Party shall be entitled to enforce the terms of this Agreement (other than the payment of money) by seeking in any court of competent jurisdiction under this Agreement a decree of specific performance or injunctive relief without the necessity of proving the inadequacy of money damages as a remedy.

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6.6 NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS AGREEMENT OR IN THE PURCHASE AGREEMENT, IN NO EVENT SHALL ANY PARTY BE REQUIRED TO COLLECTIVELY INCUR OR OTHERWISE BE LIABLE TO ANY OTHER PARTY FOR ANY AMOUNT IN EXCESS OF THE CHARGES PAID BY BUYER IN THE AGGREGATE UNDER OR IN CONNECTION WITH THIS AGREEMENT (THE “LIABILITY CAP”); PROVIDED, HOWEVER, THAT THE LIABILITY CAP SHALL NOT APPLY TO BUYER’S INDEMNIFICATION OBLIGATION SET FORTH IN SECTION 6.3. NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS AGREEMENT OR IN THE PURCHASE AGREEMENT, NO PARTY SHALL HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, INCLUDING LOST INCOME, LOST REVENUE, LOST PROFITS, DIMINUTION IN VALUE, DAMAGES BASED ON ANY TYPE OF MULTIPLE, OR DAMAGES FOR LOSS OF GOOD WILL, WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY.

7.    FORCE MAJEURE

Pinnacle shall not be responsible for failure or delay in delivery of any Transitional Service or failure to perform its other obligations under this Agreement, nor shall Buyer be responsible for failure or delay in receiving such service or performing its other obligations under this Agreement, if caused by an act of God or public enemy, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions, accident, severe weather or other cause similar or dissimilar, beyond the control of the non-performing Party, but only to the extent or for the duration thereof.

8.    PROPRIETARY INFORMATION AND RIGHTS

8.1 Each Party acknowledges that the other Party possesses, and will continue to possess, information that has been created, discovered or developed by such other Party and/or in which property rights have been assigned or otherwise conveyed to such other Party, which information and/or property rights have commercial value and are not in the public domain. The Confidential Information of each Party will be and remain the sole property of such Party and its assigns. Each Party shall use the same degree of care that it normally uses to protect its own Confidential Information to prevent the disclosure to third parties of Confidential Information of the other Party. Neither Party shall make any use of the Confidential Information of the other Party except as necessary to perform or receive Transitional Services in accordance with the terms of this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 8.1 shall not apply to any information that a Party can demonstrate: (i) was, at the time of disclosure to it, in the public domain through no fault of such Party; (ii) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (iii) was independently developed by the receiving Party. Upon termination or expiration of all Transitional Services, each Party will promptly return to the other Party any of the other Party’s Confidential Information as well as proprietary software and/or equipment used to provide Transitional Services that is in the other Party’s possession or control. This Section 8 shall survive any expiration or termination of this Agreement.

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8.2 Each Party shall establish and maintain administrative, physical and technical safeguards, data security procedures and other protections against the destruction, loss, unauthorized access or alteration of the other Party’s Confidential Information in the possession of the Party which are no less rigorous than those otherwise maintained by either Party. Either Party shall have the right to establish backup security for its Confidential Information and to keep backup copies of any Confidential Information in any reasonable location at its own expense if it so desires. Each Party shall remove any Confidential Information of the other Party from any media taken out of service and shall destroy or securely erase such media in accordance with the then-current policies of the other Party. No media owned or controlled by a Party and on which Confidential Information of the other Party is stored may be used or re-used to deliver any data or information to any third party, unless securely erased in accordance with the then-current policies of the Party owning the Confidential Information. In the event either Party discovers or is notified of a breach or potential breach of security relating to the other Party’s Confidential Information, the Party shall (i) promptly notify the other Party of such breach or potential breach, (ii) investigate such breach or potential breach and perform a reasonable root cause analysis thereon, (iii) remediate the effects of such breach or potential breach of security and (iv) provide the other Party with such assurances as the other Party shall request that such breach or potential breach will not recur.

9.    TERMINATION/SUSPENSION OF TRANSITIONAL SERVICES

9.1 This is a master agreement and shall be construed as a separate and independent agreement for each and every Transitional Service provided under this Agreement. Any termination with respect to any individual Transitional Service shall not terminate this Agreement with respect to any other Transitional Service then being provided pursuant to this Agreement. In addition, for the avoidance of doubt, the termination of any individual Transitional Service on a Schedule attached hereto does not terminate all other Transitional Services set forth on the same Schedule.

9.2 Any one or more of the Transitional Services may be terminated (i) upon mutual agreement of Buyer and Pinnacle, (ii) at Buyer’s option upon at least ten (10) days’ advance written notice to Pinnacle, or (iii) at Pinnacle’s option upon at least ten (10) days’ advance written notice to Buyer in the event that Buyer fails to pay undisputed charges in accordance with Section 4. All accrued and unpaid charges for terminated Transitional Services shall be due and payable within twenty (20) days after receipt by Buyer of Pinnacle’s invoice in respect of such Transitional Services.

9.3 Each Party shall cooperate in good faith and fair dealing with the other Party to transfer and/or retain all records, prepare and file tax returns and take all other actions necessary to provide Pinnacle and Buyer and their respective successors and assigns with sufficient information in the form requested by Pinnacle or Buyer, or their respective successors and assigns, or any Government Authority, as the case may be, to make alternative service arrangements substantially consistent with those contemplated by this Agreement.

9.4 In the event that Buyer disputes any invoice regarding Transitional Services, Buyer shall deliver a written statement describing the dispute to Pinnacle within thirty (30) days following receipt by Buyer of the disputed invoice. The statement shall provide a reasonably

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detailed description of the disputed items. Upon delivery of the written statement, Pinnacle and Buyer shall cooperate and negotiate in good faith and use commercially reasonable efforts to resolve such disputed charges. If the Parties are unable to resolve such disputed charges within thirty (30) days of delivery of the written statement, Buyer may elect, by written notice to Pinnacle within ten (10) days following the end of such thirty (30) day period, to engage an independent accounting firm to be jointly selected by Buyer and Pinnacle, to review all supporting information of Pinnacle as may be reasonably requested by such independent accounting firm to determine the correctness of the disputed charges. Pinnacle shall give the independent accounting firm reasonable access at all reasonable times to the books and records, employees and independent contractors of Pinnacle responsible for providing or supervising the Transitional Services that are the subject of the dispute. The independent accounting firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of its selection and, in any case, as promptly as practicable after its selection. The determination of the independent accounting firm shall be conclusive and binding on the Parties. Buyer shall promptly pay such amount awarded to Pinnacle by the independent accounting firm, if any. If the independent accounting firm determines that Buyer paid more than the Allocated Cost for any Transitional Services, Pinnacle shall reimburse Buyer for any amounts overpaid within thirty (30) days. The fees and expenses of the independent accounting firm shall be paid (i) by Pinnacle if the amount that is successfully disputed by Buyer (based on the final determination of the independent accounting firm) is greater than 50% of the total amount disputed by Buyer or (ii) otherwise, by Buyer.

9.5 Those provisions of this Agreement that must necessarily survive any expiration or termination of this Agreement to effect their purpose shall survive expiration or termination of this Agreement.

9.6 The term of this Agreement shall begin as of the Effective Date and end upon expiration of the Transition Period, unless otherwise terminated earlier in accordance with this Section 9.

10.  NO IMPLIED ASSIGNMENTS OR LICENSES

Nothing in this Agreement is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress, patent right or other intellectual or industrial property right.

11.  RELATIONSHIP OF PARTIES

The Parties are independent contractors under this Agreement. Except as expressly set forth herein, neither Party has the authority to, and each Party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other Party without such Party’s prior written consent.

12.  TAXES

Buyer shall be responsible for all sales, use, excise, value added and gross receipts taxes (and all similar taxes) levied in connection with the Transitional Services, but Buyer shall have

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no responsibility for taxes based upon Pinnacle’s net income or corporate franchise. Any income taxes (and all similar taxes) due on the amounts paid to Pinnacle for Transitional Services shall be paid by Pinnacle at its own expense.

13.  NOTICES

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by nationally recognized overnight courier service and shall be deemed given when so delivered by hand or facsimile or one (1) Business Day after dispatch in the case of overnight courier service). All such notices or other communications shall be addressed as follows:

(a) if to Buyer, to:

GNLC Holdings, Inc.

c/o Landry’s Inc.

1510 West Loop South

Houston, Texas 77027

Fax No.: 713-386-7070

E-mail Address: sscheinthal@ldry.com

Attention: General Counsel

with a copy to (not constituting notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Fax No.: 713-238-7295

E-mail Address: markarnold@andrewskurth.com

Attention: Mark B. Arnold

(b) if to Pinnacle, to:

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Fax No.: (702) 541-7773

E-mail Address: jgodfrey@pnkmail.com

Attention: General Counsel

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with a copy to (not constituting notice):

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Fax No.: (310) 203-7199

E-mail Address: amukhey@irell.com

Attention: Ashok W. Mukhey

14.  ENTIRE AGREEMENT

This Agreement and the Purchase Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, relating to such subject matter. Neither Party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Purchase Agreement.

15.  WAIVER; REMEDIES

Each of the Parties may, to the extent legally allowed (i) extend the time for or waive the performance of any of the obligations or other acts of any other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein, but only if such Party shall have delivered to the other Parties a writing to such effect signed by such Party.

16.  AMENDMENT

This Agreement may not be amended except by a writing signed by Pinnacle and Buyer.

17.  NO THIRD-PARTY BENEFICIARY

This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder; provided, however, that Pinnacle and its Affiliates and their respective agents, officers, directors, members, managers, partners, shareholders, employees and advisors shall have the right to enforce the indemnification set forth in Sections 6.2 and 6.3 hereof.

18.  ASSIGNMENT

This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned or otherwise transferred (including by transfer by operation of law other than the laws of inheritance) by any Party, without the prior written consent of both Parties; provided, however, that Buyer shall have the right to assign its rights and obligations under this agreement to any Affiliate; provided,

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further, that no such assignment or transfer shall relieve the assigning Party of its obligations or agreements hereunder or require the other Parties to resort to any such assignee or transferee prior to seeking any remedies against the assigning or transferring party permitted under or pursuant to this Agreement. Any attempted assignment or transfer in violation of this Section 18 shall be null and void.

19.  RULES OF CONSTRUCTION

Unless otherwise indicated, any reference in this Agreement to any Section, clause or Schedule shall be to the Sections and clauses of, and Schedules to, this Agreement. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Unless otherwise specified, any reference to “days” shall refer to calendar days. Any reference to the masculine, feminine or neuter gender shall include each other gender and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Schedules annexed hereto or referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein.

20.  HEADINGS

The headings contained in this Agreement or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

21.1 EACH OF THE PARTIES (i) CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE PERSONAL JURISDICTION OF (a) ANY FEDERAL COURT LOCATED IN THE STATE OF NEVADA AND (b) ANY NEVADA STATE COURT IN CONNECTION WITH ANY DISPUTE THAT ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (iii) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF NEVADA OR A NEVADA STATE COURT UNLESS VENUE WOULD NOT BE PROPER UNDER RULES APPLICABLE IN SUCH COURTS.

21.2 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF

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SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.2.

22.  SEVERABILITY

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the applicable Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

23.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

24.  COUNTERPARTS

This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic means including .pdf form), each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each Party and delivered to the other Party.

25.  ORDER OF PRECEDENCE

In the event of a conflict among the terms of the various documents that at any given time constitute this Agreement, the following order of precedence shall apply: (i) an amendment made in accordance with Section 16 shall control over any inconsistent terms in the document that it is amending (e.g., this Agreement or a Schedule to this Agreement); and (ii) this Agreement shall control over any inconsistent terms of a Schedule, unless the Schedule specifically references inconsistent terms of the Agreement that the Schedule is changing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

PINNACLE:

PINNACLE ENTERTAINMENT, INC.

By:
Carlos A. Ruisanchez
President and Chief Financial Officer

BUYER:

GNLC HOLDINGS, INC.

By:
Steven L. Scheinthal
Vice President and Secretary

[Signature Page to Transitional Services Agreement]

EXHIBIT F TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

Schedule I

Transitional Services

1.	SPECIFIED EMPLOYEES

(a)	Throughout the Transition Period, Pinnacle shall make available to Buyer and the Company the services of Jack Mohn for purposes of consultation regarding general knowledge of the Project and the Project’s history and any and all activities, plans, construction matters, etc. occurring prior to the Effective Date; it being agreed by the Parties that Jack Mohn has certain unique historical knowledge of the Project and the foregoing matters which is valuable to the proper implementation of Project plans. This Transitional Service shall be considered separate from and in addition to the rights and obligations described in Section 6.11(d) of the Purchase Agreement. No compensation shall be paid to Pinnacle for the services provided above by Jack Mohn.

(b)	If any of Mark Schlang, Christopher Goodloe, Matthew McGovern or Elizabeth McLaughlin (each a “Dedicated Employee” and collectively the “Dedicated Employees”) is not offered employment by, or does not accept employment with, Buyer or the Company and such individual remains employed by Pinnacle or an Affiliate of Pinnacle after the Effective Date, then Pinnacle shall make available to Buyer and the Company throughout the Transition Period on a full-time basis the services of each such Dedicated Employee. Unless otherwise agreed in writing by Pinnacle and either Buyer or the Company, throughout the Transition Period, Pinnacle shall direct that each Dedicated Employee shall devote one hundred percent (100%) of their business time to Buyer, the Company and the Project to assist Buyer and the Company with the construction, development and operation of the Project; provided, however, that each such Dedicated Employee may reduce the business time devoted to Buyer by the amount of time as is reasonably necessary for such Dedicated Employee to complete projects for Pinnacle and its Affiliates that such Dedicated Employee is engaged in as of the Effective Date or additional projects as may be agreed upon mutually by the parties. Pinnacle shall direct that all Dedicated Employees take direction from Buyer’s Transition Manager or his or her designees. Buyer and the Company shall have the right, but not the obligation, to make offers of employment to any Dedicated Employee during the Transition Period; it being understood and agreed that Buyer and the Company shall have no obligation to employ any of the Dedicated Employees. If Buyer or the Company employs any Dedicated Employee, Buyer or the Company (as the case may be) shall assume the obligations of Pinnacle or its Affiliates under any employment agreement (or severance or other similar agreement) with such Dedicated Employee, including as to accrued paid time off and other benefits. Buyer’s obligations under Section 6.11(c) of the Purchase Agreement shall not apply to any Dedicated Employees during the Transition Period, but Pinnacle’s obligations under Section 6.11(b) of the Purchase Agreement shall apply in the event any Dedicated Employee is hired by Buyer or an Affiliate of Buyer.

Schedule I

(c)	Pinnacle’s obligations to make Jack Mohn and each Dedicated Employee available to Buyer and the Company during the Transition Period as described above shall only apply for so long as such person remains employed by Pinnacle or its Affiliates during the Transition Period.

2.	LGCB REPORT

(a)	Throughout the Transition Period, Pinnacle shall, to the extent requested by Buyer, assist Buyer and the Company with the preparation, documentation and submission of any and all reports, presentations, policies, plans, listings, statements and other documents and submissions required to be delivered to the LGCB by the Statement of Conditions.

3.	ADDITIONAL PROJECT DOCUMENTS

(a)	Pinnacle will provide to Buyer and the Company copies of any plans, drawings, surveys, renderings, reports, permits, contracts, agreements, invoices, proposals or submissions related to the Project of which Pinnacle becomes aware that are in the possession of Pinnacle or an Affiliate thereof and have not been previously provided to Buyer.

Schedule I

ATTACHMENT D

Schedule 6.16-Map (Potential Area for

Parent Additional Property or Buyer Additional Property)

EXHIBIT B
PNK ADDITIONAL PROPERTY
GOLDEN NUGGET ADDITIONAL PROPERTY

L'AUBERGE LAKE CHARLES
& GOLDEN NUGGET LAKE CHARLES

LAKE CHARLES, LOUISIANA

PREPARED BY:
Meyer & Associates, Inc.
Consulting Engineers

PINNACLE ENTERTAINMENT

GOLDEN NUGGET
LAKE CHARLES